Exhibit 10.13

REDWOOD BUSINESS CENTER

FULL SERVICE LEASE

BASIC LEASE INFORMATION

DATE:	April 25, 2007

LANDLORD:

REDWOOD TECHNOLOGY CENTER, LLC,

a California limited liability company; MARK

GARWOOD AND PAULETTE R.

GARWOOD 1991 TRUST; ELVIA

FERNANDEZ GARWOOD TRUST (UAD)

DATED 25 FEBRUARY 1987 and ANDREA

G. MAZAR TRUST

LANDLORD’S ADDRESS:	c/o Basin Street Properties 201 First Street, Suite 100 Petaluma, CA 94952 Attn: Scott W. Stranzl Phone: (707) 795-4477 Fax: (707) 795-6283

TENANT:	CYAN OPTICS, INC., a Delaware corporation

TENANT’S ADDRESS:

a. Before Commencement Date:	201 First Street, Suite 213 Petaluma, CA 94952

Attn: Rick Johnston Phone: (707) 235-4519 Fax: (707)763-3319

b. After Commencement Date:	1383 McDowell Blvd., Suite TBD Petaluma, CA 94954 Attn: Rick Johnston

PREMISES:	Approximately Ten Thousand Seven Hundred and Two (10,702) rentable square feet of space in the Building, as more particularly shown on Exhibit A-1 attached hereto.

BUILDING:	That certain office building located within the Project, commonly known as 1383 McDowell

Blvd. and consisting of approximately 58,299 rentable square feet of space.

LOT:	007-411-024

PROJECT:	That certain business center located in Petaluma, California, and commonly referred to as “Redwood Business Center” and consisting of approximately 250,000 rentable square feet of space.

TERM:	Six (6) years

a. Commencement Date	See Section 3.1.

b. Estimated Commencement Date	June 1, 2007

BASIC RENT:

a. Initial Monthly Base Rent	Sixteen Thousand Fifty Three and 00/100 Dollars ($16,053.00)

b. Advanced Base Rent	Sixteen Thousand Fifty Three and 00/100 Dollars

(Paid Upon Lease Execution)	($16,053.00)

c. Adjustment Date of Monthly
Base Rent	See Addendum

BASE YEAR	2008

TENANT’S BUILDING PERCENTAGE	18.36% (10,702/58,299)
SHARE:

TENANT PROJECT PERCENTAGE SHARE:	4.28% (10,702/250,000)

SECURITY DEPOSIT:	None

PERMITTED USE:	For use as office space and laboratory with rack mounted electronic equipment and environmental chamber and for no other use or purpose.

PARKING SPACES:	Tenant shall have the right to use 40 spaces on a non-exclusive basis in the parking areas shown on Exhibit A-2.

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REAL ESTATE BROKERS:

a. Landlord’s Broker:	Meridian Commercial

b. Tenant’s Broker:	N/A

GUARANTOR:

Name:

Address:	N/A

EXHIBITS AND ADDENDUM

Addendum:	Three (3) pages

Exhibit A-1:	Diagram of Premises
Exhibit A-2:	Diagram of Project
Exhibit A-3:	Identified Expansion
Space
Exhibit B:	Work Letter Agreement
Exhibit B-1:	Preliminary Space Plan
Exhibit C:	Commencement Date
Memorandum
Exhibit D:	Rules and Regulations
Exhibit E:	Tenant’s Financial
Statement

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REDWOOD BUSINESS CENTER

FULL SERVICE LEASE

THIS REDWOOD BUSINESS CENTER FULL SERVICE LEASE (this “Lease”) dated as of April 25, 2007, is entered into by and between REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25 FEBRUARY 1987 and ANDREA G. MAZAR TRUST (“Landlord”), and CYAN OPTICS, INC., a Delaware corporation (“Tenant”).

1. Definitions. The following terms shall have the meanings set forth below:

1.1. Building. The term “Building” shall have the meaning set forth in the Basic Lease Information.

1.2. Building Common Areas. The term “Building Common Areas” shall mean the areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the Building).

1.3. Commencement Date. The term “Commencement Date” shall have the meaning set forth in the Basic Lease Information.

1.4. Common Areas. The term “Common Areas” shall mean the Building Common Areas and the Project Common Areas.

1.5. Lot. The term “Lot” shall mean the land upon which the Building is located, as more particularly described in the Basic Lease Information.

1.6. Premises. The term “Premises” shall have the meaning set forth in the Basic Lease Information.

1.7. Project. The term “Project” shall have the meaning set forth in the Basic Lease Information.

1.8. Project Common Areas. The term “Project Common Areas” shall mean the areas and facilities within the Project provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Project (e.g., walkways, traffic aisles, accessways, utilities and communications conduits and facilities).

1.9. Rentable Area. The term “Rentable Area” shall mean the rentable area of the Premises, Building and Project as reasonably determined by Landlord. The parties agree that for all purposes under this Lease, the Rentable Area of the Premises, Building and Project shall be deemed to be the number of rentable square feet identified in the Basic Lease Information.

1.10. Tenant’s Building Percentage Share. The term “Tenant’s Building Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Building is changed, then Tenant’s Building Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Building.

1.11. Tenant’s Lot Percentage Share. The term “Tenant’s Lot Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Lot is changed, then Tenant’s Lot Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Lot.

1.12. Tenant’s Project Percentage Share. The term “Tenant’s Project Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Project is changed, then Tenant’s Project Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Project.

1.13. Term. The term “Term” shall have the meaning set forth in the Basic Lease Information.

2. Premises.

2.1. Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term, at the rent and upon the conditions set forth below, the Premises, together with the right in common to use the Common Areas.

2.2. Condition Upon Delivery. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Premises and, subject to Landlord’s obligations under Section 9.2 and the Work Letter Agreement (if any), Tenant accepts the Premises in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied.

2.3. Reserved Rights. Landlord reserves the right to do the following from time to time:

(a) Changes. To install, use, maintain, repair, replace and relocate pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities for service to other parts of the Building or Project above the ceiling surfaces, below the floor surfaces and within the walls of the Premises and in the central core areas of the Building and in the Building Common Areas, and to install, use, maintain, repair, replace and relocate any pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities servicing the Premises, which are located either in the Premises or elsewhere outside of the Premises;

(b) Boundary Changes. To change the boundary lines of the Lot or the Project;

(c) Facility Changes. To alter or relocate the Common Areas or any facility within the Project;

(d) Parking. To designate and/or redesignate specific parking spaces in the Project for the exclusive or non-exclusive use of specific tenants in the Project;

(e) Services. To install, use, maintain, repair, replace, restore or relocate public or private facilities for communications and utilities on or under the Building and/or Project; and

(f) Other. To perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and/or Project as Landlord may reasonably deem appropriate.

2.4. Work Letter Agreement. Landlord and Tenant shall each perform the work required to be performed by it as described in the Work Letter Agreement attached hereto as Exhibit B. Landlord and Tenant shall each perform such work in accordance with the terms and conditions contained therein.

3. Term.

3.1. Commencement Date. The Term shall be for the period of time specified in the Basic Lease Information unless sooner terminated as hereinafter provided. The Term shall commence on the date the Premises are delivered to the Tenant in “substantially completed” condition (as defined in the Work Letter Agreement), subject to adjustment for “Tenant Delays” as provided in the Work Letter Agreement (as so adjusted, the “Commencement Date”) and shall continue thereafter in full force and effect for the period specified as the Term or until this Lease is terminated as otherwise provided herein. For purposes of this Lease, the first “Lease Year” shall mean the period commencing on the Commencement Date and ending twelve (12) months thereafter, except that if the Commencement Date is other than the first day of a calendar month, the first “Lease Year” shall mean the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month after the Commencement Date. Thereafter, the term “Lease Year” shall mean a period equal to twelve (12) full calendar months.

3.2. Delay in Delivery. If for any reason Landlord has not delivered to Tenant possession of the Premises by the Estimated Commencement Date, this Lease shall remain in effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

3.3. Commencement Date Memorandum. Following the date on which Landlord delivers possession of the Premises to Tenant and the Commencement Date, Landlord may prepare and deliver to Tenant a commencement date memorandum (the “Commencement Date Memorandum”) in the form of Exhibit C, attached hereto, subject to such changes in the form as may be required to insure the accuracy thereof. The Commencement Date Memorandum shall certify the date on which Landlord delivered possession of the Premises to Tenant and the dates upon which the Term commences and expires. Tenant’s failure to execute and deliver to Landlord the Commencement Date Memorandum within five (5) days after Tenant’s receipt of the Commencement Date Memorandum shall be conclusive upon Tenant as to the matters set forth in the Commencement Date Memorandum.

4. Rent.

4.1. Base Rent. For purposes of this Lease, the term “Rent” shall mean the Base Rent, Advanced Base Rent, all additional rent, and all of the other monetary obligations of Tenant under this Lease. Upon execution of this Lease, Tenant shall pay to Landlord the Advanced Base Rent set forth in the Basic Lease Information. Tenant shall pay to Landlord the Base Rent specified in the Basic Lease Information, in advance, on or before the first day of each and every successive calendar month following the Commencement Date. If the Term commences on other than the first day of a calendar month, the first payment of Base Rent shall be appropriately prorated on the basis of the number of days in such calendar month. Tenant’s payment of any Advanced Base Rent shall be credited against Tenant’s obligation to pay Base Rent beginning as of the Commencement Date. If the Term expires on other than the last day of a calendar month, the last payment of Base Rent shall be appropriately prorated based on the number of days in such calendar month.

4.2. Adjustments to Base Rent. The Base Rent shall be adjusted as provided in the Addendum attached hereto.

4.3. Additional Rent. Tenant shall pay, as additional rent, all amounts of money that Tenant is required to pay to Landlord under this Lease in addition to monthly Base Rent whether or not the same is designated “additional rent.” Tenant shall pay to Landlord all additional rent upon Landlord’s written request or otherwise as provided in this Lease.

4.4. Late Payment. Tenant acknowledges that late payment of Rent to Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.5. Interest. In addition to the imposition of a late payment charge pursuant to Section 4.4 above, any Rent that is not paid when due shall bear interest from the date due until paid at the rate that is the lesser of twelve percent (12%) per annum (the “Interest Rate”) or the maximum rate permitted by law. Payment of interest shall not excuse or cure any default hereunder by Tenant.

4.6. Payment. All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset, in lawful money of the United States of America at

Landlord’s address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

5. Taxes.

5.1. Tenants Obligations. Tenant shall pay to Landlord, as additional rent, Tenant’s Lot Percentage Share of any increase in Taxes over the Base Taxes during each year of the Term (prorated for any partial calendar year during the Term). The term “Base Taxes” shall mean those taxes incurred by Landlord during the calendar year specified as the Base Year in the Basic Lease Information. Notwithstanding the foregoing, if the Building and/or Lot are sold during the Term or Extended Term, for a period of two (2) years commencing on the date of the closing of such sale, Tenant shall not be responsible to pay for any increase in Taxes resulting solely and exclusively from a reassessment of the value of the Building and/or Lot in connection with such sale.

5.2. Definition of Taxes. The term “Taxes” shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building, Lot and Project of every kind and nature whatsoever, including any supplemental real estate taxes attributable to any period during the Term; all taxes which may be levied in lieu of real estate taxes; and all assessments, assessment bonds, levies, fees, penalties (if a result of Tenant’s delinquency) and other governmental charges (including, but not limited to, charges for parking, traffic and any storm drainage/flood control facilities, studies and improvements, water and sewer service studies and improvements, and fire services studies and improvements); and all amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purpose, which are assessed, based upon the use or occupancy of the Premises, Building, Lot and/or Project, or levied, confirmed, imposed or become a lien upon the Premises, Building, Lot and/or Project, or become payable during the Term, and which are attributable to any period within the Term.

5.3. Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or any portion thereof, one hundred percent (100%) of any said tax or excise shall be included in the definition of Taxes and Tenant shall pay its proportionate share as additional rent.

5.4. Installment Election. In the case of any Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or such assessment to be paid in installments over the maximum period permitted by law.

5.5. Estimate of Tenant’s Share of Taxes. Prior to the commencement of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord shall notify Tenant in writing of Landlord’s estimate of the amount of Taxes which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord in advance, together with Base Rent, one-twelfth (1/12th) of the estimated amount; provided, however, if Landlord fails to notify Tenant of the estimated amount of Tenant’s share of Taxes for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant’s estimated share of Taxes on the basis of the amount due for the immediately prior month until ten (10) days after Landlord notifies Tenant of the estimated amount of Tenant’s share of Taxes for the ensuing calendar year. If at any time it appears to Landlord that Tenant’s share of Taxes payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate.

5.6. Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as reasonably practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Taxes for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Taxes due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of the estimated payments made by Tenant for the prior calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The year-end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within thirty (30) days after Tenant’s receipt of the year end statement. In addition, if, after the end of any calendar year or any annual adjustment of Taxes for a calendar year, any Taxes are assessed or levied against the Premises, Building, Lot or Project that are attributable to any period within the Term (e.g., supplemental taxes or escaped taxes), Landlord shall notify Tenant of its share of such additional Taxes and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor.

5.7. Personal Property Taxes. Tenant shall pay or cause to be paid, not less than ten (10) days prior to delinquency, any and all taxes and assessments levied upon all of Tenant’s trade fixtures, inventories and other personal property in, on or about the Premises. When possible, Tenant shall cause Tenant’s personal property to be assessed and billed separately from the real or personal property of Landlord. On request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant’s business personal property taxes and deliver copies of such business personal property tax bills to Landlord.

5.8. Taxes on Tenant Improvements. Notwithstanding any other provision hereof, Tenant shall pay to Landlord the full amount of any increase in Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about or made to the Premises, Building or Project for the benefit of, at the request of, or by Tenant.

6. Operating Expenses.

6.1. Obligation to Pay Operating Expenses. Tenant shall pay to Landlord as Additional Rent during the Term (i) Tenant’s Building Percentage Share of any increase in Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the

Building over the Base Operating Expenses attributable to the Building and (ii) a portion of any increase in Operating Expenses attributable to the ownership, repair and maintenance of the Project over the Base Operating Expenses for the Project as reasonably determined by Landlord. Landlord has the right to allocate certain Operating Expenses incurred in connection with the ownership, operation, repair and/or maintenance of the to one or more particular buildings within the Project to the extent Landlord determines that it is reasonable to do so based upon the nature of the expense. The term “Base Operating Expenses” shall mean those Operating Expenses incurred by Landlord during the calendar year specified as the Base Year in the Basic Lease Information.

6.2. Definition of Operating Expenses. The term “Operating Expenses” shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair and/or maintenance of the Building, Common Areas and/or Project, the surrounding property, and the supporting facilities, including, without limitation: (A) all maintenance, janitorial and security costs, (B) costs for all materials, supplies and equipment; (C) all costs of water, heat, gas power, electricity, refuse collection, parking lot sweeping, landscaping, and other utilities and services provided or allocated to the Building and the Common Areas; (D) all property management expenses, including, without limitation, all property management fees and all expense and cost reimbursements, (E) all costs of alterations or improvements to the Building or Common Areas made to achieve compliance with federal, state and local law including, without limitation, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), or to reduce Operating Expenses or improve the operating efficiency of the Building or the Project, all of which costs will be amortized over the useful life of such alteration or improvement as reasonably determined by Landlord, together with interest upon the unamortized balance at the Interest Rate or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of making the alterations or improvements; (F) premiums for insurance maintained by Landlord pursuant to this Lease or with respect to the Building and the Project; (G) costs for repairs, replacements, uninsured damage or insurance deductibles and general maintenance of the Building, Common Areas and Project, but excluding any repairs or replacements paid for out of insurance proceeds or by other parties; (H) all costs incurred by Landlord for making any capital improvements or structural repairs to the Building or the Common Areas, which costs will be amortized over the useful life of such improvement, repair or modification, as reasonably determined by Landlord, together with interest upon the unamortized balance at the Interest Rate or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the improvements or making the improvements or repairs; (I) all costs of maintaining machinery, equipment and directional signage or other markers; and (J) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or by any owners associations affecting the Building or the Project. Notwithstanding the foregoing, Tenant shall not be required to pay Controllable Operating Expenses (defined below) during the Term or Extended Term, in excess of an amount equal to one hundred and three percent (103%) of the Controllable Operating Expenses paid by Tenant for the immediately preceding calendar year. For purposes of this Lease, the term “Controllable Operating Expenses” shall mean and include all Operating Expenses other than Taxes and the cost of electrical and HVAC service exclusively serving the laboratory within the Premises, which electrical and HVAC service will be separately metered by an Emon Deamon and Tenant shall pay for all costs of such separately metered HVAC and electrical service.

6.3. Less Than Full Occupancy. If the Building or the Project are less than ninety-five percent (95%) occupied during any year of the Term, Operating Expenses for each such calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses as though ninety-five percent (95%) of the total rentable area of the Building and/or the Project as applicable had been occupied.

6.4. Estimates of Operating Expenses. Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent one-twelfth (1/12th) of Landlord’s estimate of the amount of Operating Expenses payable by Tenant for the then-current calendar year. If at any time it appears to Landlord that Tenant’s share of Operating Expenses payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail of the actual amount of Operating Expenses payable by Tenant for such calendar year. Landlord’s failure to provide such statement to Tenant within the 120-day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against the next payment of Operating Expenses due. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. In addition, if, after the end of any calendar year or any annual adjustment of Operating Expenses for a calendar year, Operating Expenses are incurred or billed to Landlord that are attributable to any period within the Term (e.g., sewer district flow fees), Landlord shall notify Tenant of its share of such additional Operating Expenses and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor. The obligations of Landlord and Tenant under this Section 6.4 with respect to the reconciliation between the estimated and actual amounts of Operating Expenses payable by Tenant for the last year of the Term shall survive the termination of this Lease.

6.5. Payment at End of Term. Any amount payable by Tenant which would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known.

7. Permitted Use.

7.1. Use and Compliance with Laws. The Premises shall be used and occupied by Tenant solely for the Permitted Use set forth in the Basic Lease Information. Tenant shall, at Tenant’s expense, comply promptly with all applicable federal, state and local laws, regulations, ordinances, rules, orders, and requirements in effect during the Term relating to the condition, use or occupancy of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that unreasonably disturbs other tenants of the Building or Project, nor shall Tenant place or maintain any signs, antennas, awnings, lighting or plumbing fixtures, loudspeakers, exterior decoration or similar devises on the Building or the Project or visible from the exterior of the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant shall not use any corridors, sidewalks, stairs, elevators or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums for or a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises, Building or Project or which would violate the terms of any covenants, conditions or restrictions, the design guidelines, the sign guidelines affecting the Building or the land on which it is located, or the Rules (as the term is defined under Section 7.4.2 below).

7.2. Signs. Tenant shall not attach or install any sign to or on any part of the outside of the Premises, the Building or the Project, or in the halls, lobbies, windows or elevator banks of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Any signage approved by Landlord shall be subject to prior approval of and conformance with the requirements of the design review committee of the Project and the design review agency of the applicable city and/or county, and shall be installed at Tenant’s sole cost and expense. Tenant, at its sole cost and expense, shall (i) maintain all permitted signage in good condition and repair, and (ii) remove such signage upon expiration or earlier termination of this Lease and restore the Building and the Project to their condition existing immediately prior to the placement or erection of said sign or signs in such a condition that no discoloration or other evidence of the prior sign appears on the Building where the sign previously was affixed. If Tenant fails to do so, Landlord may maintain, repair and/or remove such signage and restore the Building and or Project to its original condition without notice to Tenant and at Tenant’s expense, the cost of which shall be payable by Tenant as additional rent.

7.3. Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, Building or with respect to the suitability or fitness of either for the conduct of Tenant’s business or for any other purpose.

7.4. Use of Common Areas.

7.4.1. Right to Use Common Areas. Landlord gives Tenant and its authorized employees, agents, customers, representatives and invitees the nonexclusive right to use the Common Areas with others who are entitled to use the Common Areas, subject to Landlord’s rights as set forth in this Section 7.4.

7.4.2. Rules. All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas. Tenant acknowledges receipt of a copy of the current rules and regulations (the “Rules”) attached hereto as Exhibit D, and agrees that they may, from time to time, be modified or amended by Landlord in a commercially reasonable manner. Tenant agrees to abide by and conform with the Rules; to cause its concessionaires and its and their employees and agents to abide by the Rules; and to use its best efforts to cause its customers, invitees and licensees to abide by the Rules.

7.4.3. Use. Landlord shall have the right to close temporarily any portion of the Common Areas for the purpose of discouraging use by parties who are not tenants or customers of tenants; to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Building or the Project; to use or permit the use of the Common Areas by others to whom Landlord may grant or have granted such rights; and to do and perform such acts in, to, and with respect to, the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Project.

7.4.4. Change in Common Areas. Landlord shall have the right to increase or reduce the Common Areas, provided the Project meets the parking requirement under Section 7.6 below.

7.4.5. Recycling. Tenant shall cooperate with Landlord and other tenants in the Project in recycling waste paper, cardboard or such other materials identified under any trash recycling program that may be established in order to reduce trash collection costs.

7.5. Environmental Matters.

7.5.1. Hazardous Materials. The term “Hazardous Materials” as used herein means any petroleum products, asbestos, polychlorinated biphenyls, P.C.B.’s, or chemicals, compounds, materials, mixtures or substances that are now or hereafter defined or listed in, or otherwise classified as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local environmental law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same (“Hazardous Materials Laws”).

7.5.2. Tenant’s Covenants. Except for ordinary office supplies and janitorial cleaning materials which in common business practice are customarily and lawfully used, stored and disposed of in small quantities, Tenant shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Project without giving prior written notice to Landlord and obtaining Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion. Tenant shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required in connection with Tenant’s generation, use, storage, disposal and transportation of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall not maintain or install in, on, under or about the Premises, the

Building or the Project any above or below ground storage tanks, clarifiers or sumps, nor any wells for the monitoring of ground water, soils or subsoils.

7.5.3. Notice. Tenant shall immediately notify Landlord in writing of (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person or entity against Tenant or the Premises relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports, information, inquiries or demands made, ordered, or received by or on behalf of Tenant which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building or the Project, including, without limitation, any complaints, notices, warnings, asserted violations, or mandatory or voluntary informational filings with any governmental agency in connection therewith, and immediately supply Landlord with copies thereof.

7.5.4. Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold harmless Landlord, and each of Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, lenders, successors and assigns, from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including attorneys’ fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the use, analysis, generation, manufacture, storage, release, disposal, or transportation of Hazardous Materials by Tenant and Tenant’s agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building or the Project, or (ii) Tenant’s failure to comply with any Hazardous Materials Law. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building, or the Project and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

7.5.5. Landlord’s Rights. Landlord shall have the right to enter the Premises at all times upon reasonable prior notice for the purposes of ascertaining compliance by Tenant with all applicable Hazardous Materials Laws; provided, however, that in the instance of an emergency no notice shall be required. Landlord shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials by Tenant or Tenant’s employees, agents, contractors, or invitees on the Premises, Building or Project in violation of law or in deviation from prescribed procedures in Tenant’s use or storage of Hazardous Materials. If Tenant fails to comply with any of the provisions under this Section 7.5, Landlord shall have the right (but not the obligation) to remove or otherwise cleanup any Hazardous Materials from the Premises, the Building or the Project. In such case, the costs of any Hazardous Materials investigation, removal or other cleanup (including, without limitation, transportation, storage, disposal and attorneys’ fees and costs) will be additional rent due under this Lease, whether or not a court has ordered the cleanup, and will become due and payable on demand by Landlord.

7.6. Parking: Landlord grants to Tenant and Tenant’s customers, suppliers, employees and invitees during the Term the right to use in the parking areas designated on Exhibit A-2 the number of parking spaces stated in the Basic Lease Information on a non-exclusive basis for the use of motor vehicles, subject to rights reserved to Landlord as specified in this Section 7.6. Landlord reserves the right to grant similar nonexclusive rights to other tenants; to promulgate rules and regulations relating to the use of the including parking area; to make changes in the parking layout from time to time; and to do and perform any other acts in and to these areas and improvements as Landlord determines to be advisable. Tenant agrees not to overburden the parking facilities and to abide by and conform with the rules and regulations and to cause its employees and agents to abide by and conform to the rules and regulations. Upon request, Tenant shall provide Landlord with license plate numbers of all vehicles driven by its employees and to cause Tenant’s employees to park only in spaces specifically designated for tenant parking. Landlord shall have the unqualified right to rearrange or reduce the number of parking spaces; provided, however, the ratio of the number of parking spaces available to Tenant will be no less than 3.8 spaces per 1,000 usable square feet of the Premises.

8. Services.

8.1. Utilities and Services. Landlord shall (i) furnish the Premises with electricity for lighting fixtures and office machines, water, heat and air conditioning and (ii) provide daily janitorial service on normal business days. Landlord shall have the right, at Tenant’s sole cost and expense, to install separate metering for electricity and water to the Premises. In addition, Tenant shall reimburse Landlord within ten (10) days after Landlord’s written request for the cost of providing heat and air conditioning to the Premises in excess of that required for normal office use or during other than usual business hours and the cost of providing power to the Premises for other than normal desk-top office equipment.

8.2. No Liability. Landlord shall not be in default hereunder or be liable for any damages or personal injuries to any person directly or indirectly resulting from, nor shall there be any Rent abatement by reason of, any interruption or curtailment whatsoever in utility services; provided, in the event of any material interruption in essential utility services in excess of two (2) continuous business days that prevents the normal operation of Tenant’s business in the Premises, which is solely caused by the gross negligence or willful misconduct of Landlord, commencing on the third (3rd) continuous business day of such interruption until such essential utility services are restored, Rent shall abate to the extent the Premises are not usable and are not used for the normal operation of Tenant’s business.

9. Maintenance and Repairs.

9.1. Tenant’s Repairs and Maintenance. Tenant shall, at Tenant’s expense, maintain the Premises in good order, condition and repair, including without limitation, (i) all interior surfaces, ceilings, walls, door frames, window frames, floors, carpets, draperies, window coverings and fixtures, (ii) all windows, doors, locks and closing devices, entrances, plate glass, and signs, (iii) all phone lines, electrical wiring, equipment, switches, outlets and light bulbs, (iv) all of Tenant’s personal property, improvements and alterations, and (vii) all other fixtures and special items installed by or for the benefit of, or at the expense of Tenant. Tenant shall not enter onto the roof area of the Building, except for the purpose of maintaining the heating, ventilating, and air conditioning equipment to the extent Tenant is required to do so under the terms of this Lease. Tenant shall repair any damage to the roof area caused by its entry.

9.2. Landlord’s Repairs and Maintenance. Landlord shall keep in good condition and repair the foundation, roof structure, exterior walls and other structural parts of the Building, and all other portions of the Building not the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefits of any statute, including Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Building in good order, condition and repair. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as the result of Landlord performing any such maintenance and repair work.

9.3. Failure to Repair or Maintain. In the event Tenant fails to perform Tenant’s obligations under this Section 9, Landlord may, but shall not be required to, give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant shall fail to commence such work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amounts so expended by Landlord will be additional rent due under this Lease, and such amounts will become due and payable on demand by Landlord. Landlord shall have no liability to Tenant for any such damages, inconvenience or interference with the use of the Premises by Tenant as a result of performing such work.

9.4. Surrender of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. The term “ordinary wear and tear” as used herein shall mean wear and tear which manifests itself solely through normal intensity of use and passage of time consistent with the employment of commercially prudent measures to protect finishes and components from damage and excessive wear, the application of regular and appropriate preventative maintenance practices and procedures, routine cleaning and servicing, waxing, polishing, adjusting, repair, refurbishment and replacement at a standard of appearance and utility and as often as appropriate for Class A corporate and professional office occupancies in the Petaluma office market. The term “ordinary wear and tear” would thus encompass the natural fading of painted surfaces, fabric and materials over time, and carpet wear caused by normal foot traffic. To the extent that such wear and tear exceeds the normal Class A office occupancy standards of the Petaluma office market, such would be considered items of deferred maintenance indicative of a degradation of the improvements. The term “ordinary wear and tear” shall not include any damage or deterioration that could have been prevented by Tenant’s employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease. Items not considered reasonable wear and tear hereunder include the following for which Tenant shall bear the obligation for repair and restoration (except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents) (i) excessively soiled, stained, worn or marked surfaces or finishes; (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant’s trade fixtures, furnishings, decorations, equipment, alterations, utility installations, security systems, communications systems (including cabling, wiring and conduits), displays and signs; and (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, and any such damage to the Building or Project, caused by Tenant or its agents, contractors or employees, and not fully recovered by Landlord from insurance proceeds. Tenant, at its sole cost and expense, agrees to repair any damages to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, signs, machinery, equipment, cabinetwork, furniture, moveable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant resulting from such delay.

10. Alterations.

10.1. Consent Required. Tenant shall not make any alterations, improvements or additions (each, an “Alteration”) in, on or about the Premises without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may make Alterations without Landlord’s prior written consent where (i) the reasonably estimated cost of the Alteration and together with the cost of any other Alteration made during the immediately preceding twelve (12) months does not exceed $5,000, and (ii) such Alterations do not affect or involve the structural integrity, roof membrane, exterior areas, building systems or water-tight nature of the Premises, Building or Project. In requesting Landlord’s consent, Tenant shall, at Tenant’s sole cost, submit to Landlord complete drawings and specifications describing the Alteration and the identity of the proposed contractor.

10.2. Conditions.

10.2.1. Notice. Before commencing any work relating to Alterations, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics’ liens or any other liens.

10.2.2. Liens. Tenant shall pay when due all claims for labor or materials furnished to Tenant for use in the Premises. Tenant shall not permit any mechanics’ liens or any other liens to be levied against the Premises for any labor or materials furnished to Tenant in connection with work performed on the Premises by or at the direction of Tenant. Tenant shall indemnify, hold harmless and defend Landlord (by counsel reasonably satisfactory to Landlord) from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within five (5) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Interest Rate.

10.2.3. Compliance with Laws. All Alterations in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of leasehold improvements in the Premises, and shall be completed in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building.

10.2.4. Labor Disputes. Upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or Project or damage to the Premises, Building or Project.

10.2.5. Americans with Disabilities Act. Landlord, at Landlord’s sole discretion, may refuse to grant Tenant permission for Alterations that require, because of application of Americans with Disabilities Act or other laws, substantial improvements or alterations to be made to the Common Areas.

10.2.6. End of Term. Landlord, by written notice, may require that Tenant, at Tenant’s expense, remove any Alterations prior to or upon the expiration of this Lease, and restore the Premises to their condition prior to such Alterations. Unless Landlord requires their removal, as provided above, all Alterations made to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises upon the expiration of this Lease; provided, however, that Tenant’s machinery, equipment (including without limitation, all of Tenant’s rack mounted electronic equipment), and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 9.4 above.

10.3. Antenna. Tenant shall have the right for the duration of the Term to install, maintain and operate solely for its use (and not for use by any third party) a satellite dish antenna or wireless access antenna, mounted on a non-penetrating structure, and related plenum-rated cabling (collectively, the “Antenna”) on the roof of the Building in a location selected by Landlord. Tenant shall (a) install and maintain the Antenna at Tenant’s sole cost and expense, (b) obtain and maintain all required governmental permits for the Antenna, (c) comply with all applicable codes and permits concerning the installation, maintenance and operation of the Antenna, and (d) place the Antenna behind visual screening as required by Landlord. If the installation and/or maintenance of the Antenna requires any penetration of the roof of the Building, Landlord may elect for Landlord’s contractor to perform the installation or maintenance thereof at Tenant’s sole cost and expense. Tenant shall not make any physical changes to the Antenna without Landlord’s prior written approval in each instance. Prior to the expiration or earlier termination of the Lease, Tenant shall remove the Antenna and repair all damage to the Building (including without limitation, the roof and conduits thereof) as a result of the installation, operation, maintenance, use or removal of the Antenna, and restore that Building to its condition as of the date of installation of the Antenna. Tenant shall not allow any provider of telecommunication, video, data or related services to locate any equipment on the roof of the Building to the extent the equipment is for use by persons or entities other than Tenant.

11. Insurance and Indemnity.

11.1. Insurance. Tenant shall obtain and maintain during the Term the following insurance:

11.1.1. Commercial General Liability Insurance. Commercial general liability insurance (occurrence form) having a combined single limit of not less than $2,000,000 per occurrence and $2,000,000 aggregate per location, if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, product/completed operations and personal injury coverage (in a form, with a deductible amount, and with carriers reasonably acceptable to Landlord).

11.1.2. Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence, and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired, borrowed or non-owned automobiles;

11.1.3. Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer’s liability insurance coverage in the amount of at least Two Million Dollars ($2,000,000);

11.1.4. Property Insurance. “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available), including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsement for earthquake sprinkler damage, each covering damage to or loss of Tenant’s personal property, fixtures and equipment, including electronic data processing equipment (“EDP Equipment”), media and extra expense, and all alterations, additions and improvements made by or at the request of Tenant to the Premises other than those tenant improvements owned by Landlord (and coverage for the full replacement cost thereof). EDP Equipment, media and extra expense shall be covered for perils insured against in the so-called “EDP Form”. If the property of Tenant’s invitees is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of such property;

11.1.5. Business Income/Extra Expense Insurance. Business income with extra expense insurance (form CP 0030 or equivalent) in an amount not less than the annual Base Rent and Additional Rent payable by Tenant hereunder for the then current calendar year, with a minimum fifty percent (50%) coinsurance percentage, the agreed value option and building ordinance (Form CP 1531 or equivalent). Any boiler and machinery policies or endorsements obtained shall also include these same provisions and coverages; and

11.1.6. Additional Insurance. Any such other insurance as Landlord or Landlord’s lender may reasonably require consistent with insurance coverages typically required by commercial landlords of similar property in the vicinity of Petaluma, California. Notwithstanding the foregoing, Tenant shall not be required to obtain such additional insurance during the Term or Extended Term, to the extent the result of obtaining such additional insurance would result in Tenant paying in excess of an amount equal to one hundred and three percent (103%) of the total insurance premiums paid by Tenant for the immediately preceding calendar year.

11.2. General. The insurance carrier shall be authorized to do business in the State of California, with a policyholders and financial rating of at least A:IX Class status as rated in the most recent edition of Best’s Key-Rating guide. Tenant’s commercial general liability insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as to adversely affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (ii) Landlord is designated as an additional insured, and (iii) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s lender or in the commercially reasonable opinion of Landlord’s insurance adviser, the specified amounts of coverage are no longer adequate, such coverage shall, within thirty (30) days’ written notice to Tenant, be appropriately increased to coverages consistent with those typically required by commercial landlords of similar property in the vicinity of Petaluma, California. Notwithstanding the foregoing, Tenant shall not be required to obtain such increased coverages during the Term or Extended Term, to the extent the result of obtaining such increased coverages would result in Tenant paying in excess of an amount equal to one hundred and three percent (103%) of the total insurance premiums paid by Tenant for the immediately preceding calendar year. Prior to the commencement of the Term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it with endorsements. At least thirty (30) days prior to the expiration of such policy or any renewal or modification thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

11.3. Waiver of Claims. Landlord waives all claims against Tenant and Tenant’s officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy. Tenant waives all claims against Landlord and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Tenant agrees that in the event of a sale, assignment or transfer of the Premises by Landlord, this waiver of subrogation shall continue in favor of the original Landlord and any subsequent Landlord.

11.4. Landlord’s Insurance. During the Term, Landlord shall keep the Building insured against loss or damage by fire, with extended coverage and vandalism, malicious mischief and special extended perils (all risk) endorsements or their equivalents, in amounts not less than one hundred percent (100%) of the replacement cost of the Building and structures insured. Landlord may maintain rent insurance, for the benefit of Landlord, equal to at least one year’s Base Rent hereunder. If this Lease is terminated as a result of damage by fire, casualty or earthquake, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord.

11.5. Earthquake and Flood. Tenant acknowledges that Landlord does not, at the time of the signing of this Lease, insure the Building for earthquake or flood damage. Landlord may, when Landlord deems the premiums to be reasonable, insure the Building fully or partially for earthquake and/or flood damage. At such time, the premium for earthquake and/or flood insurance will be added to the Operating Expenses for purposes of determining additional rent.

11.6. Indemnity. Tenant waives all claims against Landlord for any injury to Tenant’s business or loss of income there from, damage to any property or injury to or death of any person in, on, or about the Premises, the Building, or any other portion of the Project arising at any time and from any cause, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall indemnify, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord, and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, from and against all claims, costs, damages, actions, indebtedness and liabilities (except such as may arise from the active negligence or willful misconduct of Landlord, and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns) arising by reason of any death, bodily injury, personal injury, property damage or any other injury or damage in connection with (i) any condition or occurrence in or about or resulting from any condition or occurrence in or about the Premises during the Term, or (ii) any act or omission of Tenant, or Tenant’s agents, representatives, officers, directors, shareholders, partners, employees, successors and assigns, wherever it occurs. The foregoing indemnity obligation of Tenant shall include reasonable attorneys’ fees, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made. The provisions of this Section 11.6 shall survive the termination or expiration of this Lease with respect to any damage, injury, or death occurring prior to such expiration or termination.

12. Damage or Destruction.

12.1. Landlord’s Obligation to Rebuild. Subject to the provisions of Sections 12.2, 12.3 and 12.4 below, if, during the Term, the Premises are totally or partially destroyed from any insured casualty, Landlord shall, within ninety (90) days after the destruction, commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion. Such destruction shall not terminate this Lease. Landlord’s obligation shall not include repair or replacement of Tenant’s alterations or Tenant’s equipment, furnishings, fixtures and personal property. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 90-day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after expiration of the 90-day period.

12.2. Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) there are insufficient insurance proceeds made available to Landlord to pay all of the costs of the repair or restoration or (ii) the repair or restoration of the Premises or the Building cannot be completed within one hundred eighty (180) days after the date of the casualty. If Landlord elects to exercise the right to terminate this Lease as a result of a casualty, Landlord shall exercise the right by giving Tenant written notice of its election to terminate this Lease within forty-five (45) days after the date of the casualty, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If Landlord does not exercise its right to terminate this Lease, Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Premises or the Building as soon as practicable and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion and this Lease shall continue in full force and effect.

12.3. Last Year of Term. In addition to Landlord’s right to terminate this Lease under Section 12.2, Landlord shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Tenant if the Premises or Building is substantially destroyed or damaged during the last twelve (12) months of the Term. Landlord shall notify Tenant in writing of its election to terminate this Lease under this Section 12.3, if at all, within forty-five (45) days after Landlord determines that the Premises or Building has been substantially destroyed. If Landlord does not elect to terminate this Lease, the repair of the Premises or Building shall be governed by Sections 12.1, 12.2 and 12.4.

12.4. Uninsured Casualty. If the Premises are damaged from any uninsured casualty to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (ii) within the 90-day period Landlord may elect not to so restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within the 90-day period.

12.5. Abatement of Rent. In the event of destruction or damage to the Premises which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, there shall be an abatement or reduction of Rent between the date of destruction and the date Landlord substantially completes its reconstruction obligations, based upon the extent to which the destruction materially interferes with Tenant’s use of the Premises. All other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of Rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

12.6. Waiver. The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

13. Eminent Domain.

13.1. Condemnation. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold in lieu of condemnation (“Condemned”), this Lease shall terminate as to the part so taken as of the date of title vesting in such proceeding. In the case of a partial condemnation of greater than fifty percent (50%) of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after the date of title vesting in such proceeding. In the event of a partial condemnation of the Premises which does not result in a termination of this Lease, the monthly Rent thereafter to be paid shall be equitably reduced on a rentable square footage basis. If the continued occupancy of Tenant is materially interfered with for any time during the partial taking, notwithstanding the partial taking does not terminate this Lease as to the part not so taken, the Rent shall proportionately abate so long as Tenant is not able to continuously occupy the part remaining and not so taken.

13.2. Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid in connection with such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs which Tenant might incur in moving Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

14. Assignment and Subletting.

14.1. Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an “assignment”), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a “sublet” or “subletting”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and additional rent hereunder. Any purported assignment or subletting contrary to the provisions of this Lease without Landlord’s prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for obtaining Landlord’s consent to any subsequent assignment or subletting. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. As additional rent hereunder, Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting.

14.2. Information to be Furnished. If Tenant desires at any time to assign its interest in this Lease or sublet the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee’s or subtenant’s business to be conducted in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, including the date upon which the assignment shall be effective or the commencement date of the sublease (hereinafter referred to as the “Transfer Effective Date”) and a copy of the proposed form of assignment or sublease; and (iv) such financial information, including financial statements, and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

14.3. Landlord’s Election. At any time within thirty (30) days after Landlord’s receipt of the information specified in Section 14.2, Landlord may, by written notice to Tenant, elect to (i) terminate this Lease as to the space in the Premises that Tenant proposes to sublet; (ii) terminate this Lease as to the entire Premises (available only if Tenant proposes to assign all of its interest in this Lease or the total amount of rentable square feet of space that Tenant proposes to sublease, together with the aggregate amount of rentable square feet of space in the Premises previously subleased by Tenant or recaptured by Landlord pursuant to this Section, exceeds fifty percent (50%) or more of the original Premises), (iii) consent to the proposed assignment or subletting by Tenant; or (iv) withhold its consent to the proposed assignment or subletting by Tenant. However, if Tenant desires to sublease a portion of the Premises because of adverse business conditions (as reasonably determined by Tenant), Landlord’s election shall be limited to subsections (iii) and (iv) only and Landlord shall not be entitled to terminate this Lease as to the entire or proposed subleased Premises pursuant to either subsection (i) or (ii) above.

14.4. Termination, If Landlord elects to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 14.3(i) or (ii) above, this Lease shall terminate effective as of the later of (a) the one hundred twentieth (120th) day after Landlord notifies Tenant in writing of its election to terminate this Lease or (b) the Transfer Effective Date. If Landlord terminates this Lease with respect to less than all of the Premises, Tenant shall, at Landlord’s sole election, either (i) reimburse Landlord for all costs incurred by Landlord in partitioning the Premises to provide the occupants of each premises commercially reasonable and secured access to their respective premises, legal fire exits, access to bathrooms and utility rooms and loading facilities, and in separately metering all utility services (including heating and air conditioning zoning) servicing each premises, including all design, permitting and construction costs, or (ii) perform, at Tenant’s sole cost and expense, all the work described in subsection (i) relating to the partitioning of the Premises to Landlord’s reasonable satisfaction, all in accordance with plans approved by Landlord. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in reviewing the plans for the partitioning work and all other related work.

14.5. Withholding Consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one (1) or more of the following situations: (1) in Landlord’s reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building as a first-class office building, generate vehicle or foot traffic, parking or occupancy density materially in excess of the amount customary for the Building or the Project or result in a materially greater use of the elevator, janitorial, security or other Building services (e.g., HVAC, trash disposal and sanitary sewer flows) than is customary for the Project; (2) in Landlord’s reasonable judgment, the creditworthiness of the proposed subtenant or assignee does not meet the credit standards applied by Landlord in considering other tenants for the lease of space in the Project on comparable terms, or Tenant has failed to provide Landlord with reasonable proof of the creditworthiness of the proposed subtenant or assignee; (3) in Landlord’s reasonable judgment, the business history, experience or reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord in considering other tenants for occupancy in the Project; (4) the proposed assignee or subtenant is a governmental entity, agency or department or the United States Post Office; or (5) the proposed subtenant or assignee is a then existing or prospective tenant of the Project. If Landlord fails to elect any of the alternatives within the thirty (30) day period referenced in Section 14.3, it shall be deemed that Landlord has refused its consent to the proposed assignment or sublease.

14.6. Bonus Rental. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after Tenant’s receipt of such Rent or other consideration. To the extent that a subtenant or assignee purchases goods or services from sublandlord or an affiliate of sublandlord for an amount in excess of the fair market value for such goods or services, such costs incurred or amounts expended shall be deemed to be “other consideration” for purposes of calculating excess Rent due to Landlord hereunder.

14.7. Scope. The prohibition against assigning or subletting contained in this Section 14 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent due herein and apportion any excess rent so collected in accordance with the terms of Section 14.6, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions regarding assignment and subletting, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

14.8. Executed Counterparts. No sublease or assignment shall be valid, nor shall any subtenant or assignee take possession of the Premises, until a fully executed counterpart of the sublease or assignment has been delivered to Landlord and Landlord, Tenant and the applicable assignee or subtenant have entered into a consent to assignment or sublease in a form acceptable to Landlord.

14.9. Transfer of a Majority Interest. If Tenant is a non-publicly traded corporation, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more or of a controlling interest or the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the Effective Date shall constitute an assignment hereunder for which Landlord’s prior written consent is required. If Tenant is a partnership, limited liability company, trust or an unincorporated association, the transfer of a controlling or majority interest therein shall constitute an assignment hereunder for which Landlord’s prior written consent is required.

14.10. Affiliated Transfers. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any entity which purchases all or substantially all of the assets of Tenant, or (iii) any entity into which Tenant is merged or consolidated (all such persons or entities described in clauses (i), (ii) and (iii) being sometimes herein referred to as “Affiliates”) shall not be deemed an assignment or subletting under this Section 14 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent and the provisions of Section 14.6 shall not apply thereto), provided in all instances that:

14.10.1. any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;

14.10.2. Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate, except solely for those assignments or sublettings in connection with which any applicable law precludes Tenant’s delivery to Landlord of prior notice of such assignments or sublettings then, in all such instances, Tenant shall deliver to Landlord subsequent notice of same within ten (10) days following the first (1st) day on which Tenant is permitted by law to deliver notice of thereof to Landlord;

14.10.3. the successor of Tenant has as of the effective date of any such assignment or sublease a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), equal or greater than that of Tenant on the Commencement Date and immediately prior to such transfer, and

14.10.4. any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e., any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease.

15. Default by Tenant.

15.1. Events of Default. The occurrence of any of the following events shall constitute an event of default on the part of Tenant under this Lease:

15.1.1. Payment. A failure by Tenant to pay Rent within five (5) days after written notice that such payment is due;

15.1.2. Bankruptcy. The bankruptcy or insolvency of Tenant, any transfer by Tenant to defraud creditors, any assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

15.1.3. Abandonment or Vacation. The abandonment or vacation of the Premises;

15.1.4. Performance of Lease Terms. Tenant’s failure to perform any of the terms, covenants, agreements or conditions of this Lease to be observed or performed by Tenant (excluding any event of default under Section 15.1.1 above), which default has not been cured within thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the 30-day period, Tenant shall not be deemed to be in default if within such period Tenant shall commence such cure and thereafter diligently prosecute the same to completion; and

15.1.5. Failure to Comply. Tenant’s failure to comply with the provisions contained in Sections 18 and 19.

An event of default shall constitute a default by Tenant under this Lease. In addition, any notice required to be given by Landlord under this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Civil Code of Procedure. Tenant shall pay to Landlord the amount of Two Hundred Fifty Dollars ($250.00) for each notice of default given to Tenant under this Lease, which amount is the amount the parties reasonably estimate will compensate Landlord for the cost of giving such notice of default.

15.2. Remedies. In the event of any default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

15.2.1. Continue Lease. Pursue the remedy described in California Civil Code Section 1951.4 whereby Landlord may continue this Lease in full force and effect after Tenant’s breach and recover the Rent and any other monetary charges as they become due, without terminating Tenant’s right to sublet or assign this Lease, subject only to reasonable limitations as herein provided. During the period Tenant is in default, Landlord shall have the right to do all acts necessary to preserve and maintain the Premises as Landlord deems reasonable and necessary, including removal of all persons and property from the Premises, and Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term.

15.2.2. Perform. Pay or perform such obligation due (but shall not be obligated to do so), if Tenant fails to pay or perform any obligations when due under this Lease within the time permitted for their payment or performance. In such case, the costs incurred by Landlord in connection with the performance of any such obligation will be Additional Rent due under this Lease and will become due and payable on demand by Landlord.

15.2.3. Terminate. Terminate Tenant’s rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation, the following: (A) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that is proved could have been reasonably avoided; plus (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that is proved could be reasonably avoided; plus (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. In addition, Landlord shall be entitled to recover from Tenant the unamortized portion of any tenant improvement allowance, free rent or other allowance provided by Landlord to Tenant and any brokerage commission or finders fee paid or incurred by Landlord in connection with this Lease (amortized with interest at the Interest Rate on a straight line-basis over the original term of this Lease.) Upon any such termination of Tenant’s possessory interest in and to the Premises, Tenant (and at Landlord’s sole election, Tenant’s sublessees) shall no longer have any interest in the Premises, and Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. The “worth at the time of award” of the amounts referred to in subparagraphs (A) and (B) above is computed by allowing interest at the maximum rate an individual is permitted by law to charge. The worth at the time of award of the amount referred to in subparagraph (C) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

15.2.4. Additional Remedies. Pursue any other legal or equitable remedy available to Landlord. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of ten percent (10%) per annum.

15.3. Waiver of Right of Redemption. In the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder, Tenant hereby waives any right of redemption or relief from forfeiture as provided by law.

15.4. Continue. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

15.5. Tenant’s Exercise Rights. In the event Tenant is in default under any provision of this Lease then, at Landlord’s sole election: (i) Tenant shall not have the right to exercise any available right, option or election under this Lease (“Tenant’s Exercise Rights”), (ii) Tenant shall not have the right to consummate any transaction or event triggered by the exercise of any of Tenant’s Exercise Rights, and (iii) Landlord shall not be obligated to give Tenant any required notices or information relating to the exercise of any of Tenant’s Exercise Rights hereunder.

16. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord, or the holder of any mortgage, deed of trust or ground lease covering the Premises, fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord certified mail, postage prepaid, and to the holder of any first mortgage, deed of trust or ground lease covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or the holder of any such mortgage, deed of trust or ground lease commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant be entitled to terminate this Lease by reason of Landlord’s default, and Tenant’s remedies shall be limited to an action for monetary damages at law.

17. Security Deposit. On execution of this Lease, Tenant shall deliver to Landlord cash in the amount specified as the Security Deposit in the Basic Lease Information. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant without payment of interest for its use (or, at Landlord’s option to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

18. Estoppel Certificate.

18.1. Obligation to Execute Estoppel. Tenant shall within ten (10) days after notice from Landlord, execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the amount of the Rent and the Security Deposit, (iii) the date to which the Rent has been paid, (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (v) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building.

18.2. Failure to Execute Estoppel. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s Base Rent has been paid in advance.

18.3. Financial Statements. If Landlord desires to sell all or any portion of its interest in the Building or the Project or to finance or refinance the Building or the Project, Tenant agrees to deliver to Landlord and any lender or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by Landlord or such lender or prospective purchaser and are then maintained by Tenant in the normal course of Tenant’s business and accounting practices. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth. In addition, within ten (10) days after Landlord’s written request, but not more frequently than once in any twelve (12) month period, Tenant shall deliver to Landlord Tenant’s most current annual financial statements audited by Tenant’s certified public accountant. If audited financial statements are not available, Tenant shall deliver to Landlord Tenant’s financial statements certified to be true and correct by Tenant’s chief financial officer. Tenant’s annual financial statements shall not be dated more than twelve (12) months prior to the date of Landlord’s request.

19. Subordination. This Lease, at Landlord’s sole option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, refinancings and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornnent. Any such document of attorn vent shall also provide that the successor shall not disturb Tenant in its use of the Premises in accordance with this Lease.

20. Attorneys’ Fees. In any action or proceeding which Landlord or Tenant brings against the other party in order to enforce its respective rights hereunder or by reason of the other party failing to comply with all of its obligations hereunder, whether for declaratory or other relief, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. A party shall be deemed to have prevailed in any action (without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless or whether such action is prosecuted to judgment.

21. Notices. All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be personally delivered, delivered by courier service, delivered by national overnight delivery service (e.g., Federal Express, Airborne Express and UPS), sent via facsimile (confirmation receipt required), or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: To Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and to such other parties as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective upon delivery or refusal of delivery.

22. General Provisions.

22.1. Applicable Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of California, notwithstanding any choice of law statutes, regulations, provisions or requirements to the contrary.

22.2. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

22.3. Waiver. No waiver of any provision hereof by either party shall be deemed by the other party to be a waiver of any other provision, or of any subsequent breach of the same provision. Landlord’s or Tenant’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s or Tenant’s consent to, or approval of, any subsequent act by the other party.

22.4. Holdover. Should Tenant, or any of its successors in interest, hold over in the Premises, or any part thereof after the expiration of the Term unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to the greater of (1) One Hundred Fifty Percent (150%) of the Base Rent owed during the final year of the Term, as the same may have been extended, together with the Additional Rent due under this Lease, or (ii) fair market rent for the Premises, as reasonably determined by Landlord. The inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over. Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

22.5. Entry. Upon reasonable prior notice to Tenant (which notice shall not be required in the event of an emergency), Landlord and Landlord’s representatives and agents shall have the right to enter the Premises during regular business hours for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the Premises, the Building or the Common Areas as Landlord may deem necessary or desirable. Landlord may at any time during the last nine (9) months of the Term place on or about the Premises any ordinary “For Lease” sign. Landlord may at any time place on or about the Premises any ordinary “For Sale” sign.

22.6. Subleases. The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant’s default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

22.7. Limitation of Liability. In the event that Landlord or any successor owner of the Building sells or conveys the Building, then all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance shall terminate and become binding on the new owner, and Tenant shall release Landlord from all liability under this Lease (including, without limitation, the Security Deposit), except for acts or omissions of Landlord occurring prior to such sale or conveyance. Tenant expressly agrees that (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, or other principals, agents or representatives of Landlord (“Member of Landlord”), and (ii) Tenant shall have recourse only to Landlord’s interest in the Building of which the Premises are a part for the satisfaction of such obligations and not against the other assets of Landlord. In this regard, Tenant agrees that in the event of any actual or alleged failure, breach or default by Landlord of its obligations under this Lease, that (i) no Member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord), (ii) no judgment will be taken against any Member of Landlord, and any judgment taken against any Member of Landlord may be vacated and set aside at any time without hearing, (iii) no writ of execution will ever be levied against the assets of any Member of Landlord, and (iv) these agreements by Tenant are enforceable both by Landlord and by any Member of Landlord.

22.8. Authority. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, company or partnership in accordance with, where applicable, a duly adopted resolution of the board of directors of the corporation, the vote of the members of the limited liability company or the vote of the partners within the partnership, and that this Lease is binding upon the corporation, company or partnership in accordance with its respective articles of incorporation and bylaws, operating agreement or partnership agreement.

22.9. Time. Time is expressly declared to be of the essence of this Lease and of each and every covenant, term, condition, and provision hereof.

22.10. Joint and Several Liability. If there is more than one party comprising Tenant, the obligations imposed on Tenant shall be joint and several.

22.11. Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

22.12. Definitions. As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers and in each gender shall include all genders. Landlord and Tenant, as used in this Lease or in any other instrument referred to in or made a part of this Lease, shall likewise include both the singular and the plural, a corporation, limited liability company, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity.

22.13. Exhibits. The Basic Lease Information, Exhibits and Addendum attached to this Lease and incorporated herein by reference thereto.

22.14. Force Majeure. Any delay in construction, repairs, or rebuilding any building, improvement or other structure herein shall be excused and the time limit extended to the extent that the delay is occasioned by reason of acts of God, labor troubles, laws or regulations of general applicability, acts of Tenant or Tenant Delays (as the term is defined in the Work Letter Agreement), or other occurrences beyond the reasonable control of Landlord. Accordingly, Landlord’s obligation to perform shall be excused for the period of the delay and the period for performance shall be extended for a period equal to the period of such delay.

22.15. Broker’s Fee. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except the brokerage firm(s) specified in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claim that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt. Landlord shall pay any commissions or fees that are payable to the broker or finder specified in the Basic Lease Information, with respect to this Lease in accordance with the provisions of a separate commission contract.

22.16. Intentionally Deleted

22.17. Entire Agreement. This Lease, including attached Exhibits, Addendum, and Basic Lease Information, contains all agreements and understandings of the parties and supersedes and cancels any and all prior or contemporaneous written or oral agreements, instruments, understandings, and communications of the parties with respect to the subject matter herein. This Lease, including the attached Exhibits, Addendum, and Basic Lease Information, may be modified only in a writing signed by each of the parties. The Exhibits, Addendum and Basic Lease Information attached to this Lease are incorporated herein by reference.

22.18. Addendum. The Addendum attached hereto is incorporated herein by reference. If no Addendum, state “none” in the following space:                     .

[SIGNATURE TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease on the date first mentioned above.

“Landlord”		“Tenant”

REDWOOD TECHNOLOGY CENTER,LLC,		CYAN OPTICS, INC.,
a California limited liability company		a Delaware corporation

By:	G&W Ventures, LLC,	By:	/s/ Michael Hatfield
	Managing Member		Michael Hatfield
Its:

By:	/s/ Matthew T. White
Matthew T. White,
	Manager	By:
Name:
Its:

MARK GARWOOD AND PAULETTE R.
GARWOOD 1991 TRUST

By:	/s/ Mark Garwood
Mark Garwood, Trustee

ELIVIA FERNANDEZ GARWOOD TRUST
(UAD) DATED 25 FEBRUARY 1987

By:	/s/ Elvia Fernandez Garwood, trustee
Elvia Fernandez Garwood, Trustee

ANDREA G. MAZAR TRUST

By:	/s/ Andrea G. Mazar
Andrea G. Mazar, Trustee

ADDENDUM

1.	Base Rent.

The Base Rent during the Term shall be as follows:

Lease Year	Monthly Base Rent Per Sq. Ft.
Year 1 (mos. 1- 6)	Free
Year 1 (mos. 7 -12)	$1.50
Year 2	$1.50
Year 3	$2.50
Year 4	$2.59
Year 5	$2.68
Year 6	$2.77

2.	Option to Extend.

a.	Exercise of Option.

Tenant shall have an option to extend the term of the lease on all the provisions contained in this Lease, except for Base Rent, for one five (5) year period (the “Extended Term”) following expiration of this Term, by giving notice of exercise of the option (“Option Notice”) to Landlord at least nine (9) months before the expiration of this Term. Provided that, if Tenant is in default on the date of giving the option notice, the Option Notice shall be totally ineffective.

Base Rent for the Extended Term shall be at ninety-five percent (95%) of the then current Fair Market Rental Rate (defined below) determined as set forth below, but in no event shall the rent be less than the immediately preceding rental rate.

Tenant shall have no other right to extend the term beyond the Extended Term.

b.	Determination of Fair Market Rent.

(1)

Agreement on Rent. For the purposes of this Lease, the “Fair Market Rental Rate” means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of an Extended Term for the entire Extended

Addendum Page 1

Term (including appropriate increases) with respect to leases of comparable space in the vicinity of the Project of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises, for a term equal to the Extended Term. Within fifteen (15) days after Landlord’s receipt of Tenant’s Option Notice, by written notice to Tenant (“Landlord’s Rent Notice”), Landlord shall advise Tenant as to Landlord’s determination of the Fair Market Rental Rate. If Tenant disagrees with Landlord’s determination, Tenant shall advise Landlord as to Tenant’s determination of Fair Market Rental Rate by written notice (“Tenant’s Rent Notice”) within fifteen (15) days after Tenant’s receipt of Landlord’s Rent Notice. If Tenant fails to deliver Tenant’s Rent Notice to Landlord within the time period provided above, Tenant shall be bound by Landlord’s determination of the Fair Market Rental Rate as set forth in Landlord’s Rent Notice. If Tenant shall timely deliver to Landlord Tenant’s Rent Notice, Landlord and Tenant shall attempt in good faith to reach agreement as to the Fair Market Rental Rate within fifteen (15) days after Landlord’s receipt of Tenant’s Rent Notice.

(2)	Selection of Brokers. If Landlord and Tenant are unable to agree as to the amount of the Fair Market Rental Rate within the aforementioned fifteen (15) day period as evidenced by a written amendment to this Lease executed by them, then, within ten (10) days after the expiration of the fifteen (15) day period, Landlord and Tenant shall each, at its sole cost and by giving notice to the other party, appoint a competent real estate broker licensed in California with at least five (5) years’ full-time commercial real estate leasing experience in Sonoma County to determine the Fair Market Rental Rate. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall determine the Fair Market Rental Rate. If Landlord and Tenant as stated in this Section appoint two (2) brokers, they shall attempt to select a third broker meeting the qualifications stated in this Section within ten (10) days. If they are unable to agree on the third broker, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the then president of the real estate board of the county in which the Building is located, or to the Presiding Judge of the Superior Court of the county in which the Building is located, for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

Addendum Page 2

(3)	Value Determined By Three (3) Brokers. The brokers shall determine the Fair Market Rental Rate by using the “Market Comparison Approach” with the relevant market being office buildings located in markets comparable to the City of Petaluma. Within thirty (30) days after the selection of the third broker, Landlord’s broker shall arrange for the simultaneous delivery to Landlord of written appraisals from each of the brokers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotients shall be the Fair Market Rental Rate. If, however, the low appraisal and/or the high appraisal of the Fair Market Rental Rate are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Fair Market Rental Rate. If both the low appraisal and the high appraisal of the Fair Market Rental Rate is/are disregarded as stated in this Section, the middle appraisal shall be the Fair Market Rental Rate.

c.	Notice to Landlord and Tenant; Lease Amendment.

After the monthly Base Rent for an Extended Term has been set, Landlord and Tenant immediately shall execute an amendment to the Lease stating the monthly Base Rent.

3.	Lease Termination Right.

Tenant shall have the right to terminate this Lease subject to the execution of a lease with Basin Street Properties of 25,000 square foot or greater, within Redwood Business Center, if we cannot accommodate your growth in this initial building.

4.	Right of First Offer to Lease.

Landlord grants to Tenant a Right of First Offer to lease adjacent space and/or adjacent building that remains vacant or becomes available upon the vacation thereof by the then-current tenant including, without limitation, the approximately three thousand (3,000) rentable square feet of spaced located adjacent to the Premises and shown on Exhibit A-3 attached to the Lease (the “Identified Expansion Space”). As such space becomes available to lease, Landlord shall notify Tenant thereof and offer such space to Tenant for lease. Tenant shall have (a) with respect to the Identified Expansion Space, fifteen (15) business days and (b) with respect to any other space becoming available, ten (10) business days in which to notify Landlord in writing of its intention to lease such space. Landlord and Tenant are free to agree on the rent term and interior improvements for such additional space and shall not be bound by the terms of this Lease. If Landlord and Tenant cannot agree on the terms for such a

Addendum Page 3

lease within ten (10) days of Tenant’s notice of intent to lease such space, Landlord shall be free to lease the space to another tenant.

Addendum Page 4

EXHIBIT A-1

DIAGRAM OF PREMISES

Exhibit A-1

EXHIBIT A-2

DIAGRAM OF PROJECT

Redwood Technology Center - Site "A"
Redwood Technology Center - Site "B"
U.S. 101 FREEWAY
ORIGINAL

SHEET INDEX

[illegible]	SITE PLAN / SITE [illegible]
[illegible]	FLOOR PLANS SITE "A"
[illegible]	FLOOR PLANS SITE "B"
[illegible]	PARKING STRUCTURE-PLANS/ELEVATIONS
[illegible]	EXTERIOR ELEVATIONS SITE "A"
[illegible]	EXTERIOR ELEVATIONS SITE "B"
C-1	PRELIMINARY GRADING & DRAINAGE SITE "A"
C-2	PRELIMINARY GRADING & DRAINAGE SITE "B"
L-1.1	ILLUSTRATED PLAN SITE "A"
L-1.2	ILLUSTRATED PLAN SITE "B"
L-2.1	PLANTING PLAN SITE "A"
L-2.2	PLANTING PLAN SITE "B"

SITE DATA

Redwood Technology Center - Site "A"

Site Area - Approximately		[illegible] Acres
Gross Building Area	Building "A1" (3-Story)	[illegible] Sq/Ft.
	Building "A2" (3-Story)	[illegible] Sq/Ft.
	Total	[illegible] Sq/Ft.
	Net Building Area @ Approx. [illegible]	[illegible] Sq/Ft.
Parking	4/1000 Sq/Ft. ([illegible])	[illegible] Spaces
Gross Building Pad Area	Building Pad "A3"	[illegible] Sq/Ft.
Parking	1 per 2.5 Seats – [illegible] Seats ([illegible])	[illegible] Spaces
	Total Parking	[illegible] Spaces
	Parking Provided	[illegible] Spaces
	Shared Parking	[illegible] Spaces

Redwood Technology Center - Site "B"

Site Area - Approximately		[illegible] Acres
Gross Building Area	Building "B1" (2-Story)	[illegible] Sq/Ft.
	Building "B2" (3-Story)	[illegible] Sq/Ft.
	Total	[illegible] Sq/Ft.
	Net Building Area @ Approx. [illegible]	[illegible] Sq/Ft.
Parking	4/1000 Sq/Ft.	[illegible] Spaces
	Surface Parking	[illegible] Spaces
	Garage at Grade	[illegible] Spaces
	Garage at Suspended Level	[illegible] Spaces
	Parking Provided	[illegible] Spaces

BASIN ST. PROPERTIES

Redwood Technology Center

Petaluma California

A1-1

Exhibit A-2

EXHIBIT A-3

IDENTIFIED EXPANSION SPACE

Exhibit A-3

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT supplements that certain lease (the “Lease”) dated April 25, 2007, executed by REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25 FEBRUARY 1987 and ANDREA G. MAZAR TRUST (“Landlord”), and CYAN OPTICS, INC., a Delaware corporation (“Tenant”). All capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms contained in the Lease.

1. Landlord shall be responsible for constructing within the Premises the tenant improvements (the “Tenant Improvements”) described in the preliminary space plan (the “Preliminary Space Plan”) attached hereto as Exhibit B-1. The Tenant Improvements for the Premises will be more particularly described in the plans and construction drawings (the “Construction Drawings”) as approved below. Any additional work (the “Tenant Extra Improvements”) required under the approved Construction Drawings shall be at Tenant’s sole cost and expense.

2. Following execution of this Lease, Landlord shall arrange for Landlord’s architect to provide to Tenant the Construction Drawings for the Tenant Improvements and Tenant Extra Improvements. The Construction Drawings shall indicate the specific requirements of the Premises, outlining in detail interior partitions, floor coverings, a reflected ceiling plan, plumbing fixtures and electrical plans (setting forth the electrical requirements of Tenant), all in conformity with the Preliminary Space Plan. The Construction Drawings shall include full energy calculations as required by the State of California and the city agencies.

3. Within five (5) business days after receipt of the Construction Drawings, Tenant shall either approve or disapprove of the Construction Drawings by written notice to Landlord. If Tenant disapproves of the Construction Drawings, Tenant shall specify in detail the changes or modifications to the Construction Drawings required by Tenant. Any such request for changes or modifications shall be subject to Landlord’s approval. If Landlord approves of Tenant’s proposed change or modification, Landlord shall arrange for Landlord’s architect to revise the Construction Drawings and resubmit the Construction Drawings to Tenant for its review and approval in accordance with the procedure set forth above. Tenant acknowledges that the Construction Drawings are subject to the approval of the appropriate government authorities. It shall be Tenant’s responsibility to ensure that the design and function of the Tenant Improvements and Tenant Extra Improvements are suitable for Tenant’s business and needs. The improvements shall be constructed in accordance with current building standards, laws, regulations, ordinances and codes. Landlord shall not be required to install any Tenant Improvements or Tenant Extra Improvements which do not conform to the Construction Drawings.

4. Landlord shall furnish and install the Tenant Improvements as set forth on Exhibit B-1 and B-2. The Tenant Improvements to be paid by Landlord shall not exceed $50.00 per rentable square foot and shall include:

Exhibit B, Page 1

(a) The costs of the Preliminary Space Plan and final Construction Drawings (including the cost of one revision only) and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation; and

(b) The costs of obtaining building permits and other necessary authorizations from the city, county and the State of California.

Any additional units, quantities or costs of the Tenant Improvements required in accordance with the approved Construction Drawings shall be deemed Tenant Extra Improvements and shall be paid for by Tenant. Tenant shall pay for all Tenant Extra Improvements within fifteen (15) days following receipt of Landlord’s written demand therefor, which demand(s) may be submitted to Tenant prior to commencement of construction of the Tenant Extra Improvements. If Tenant fails to pay within such fifteen-day period, Landlord may, in addition to all other available remedies, (i) delay the commencement of construction of the Tenant Improvements and/or the Tenant Extra Improvements if such work has not commenced, or (ii) stop construction of the Tenant Improvements and/or the Tenant Extra Improvements if such work has commenced, in either case until such time as Tenant has paid Landlord for all Tenant Extra Improvements for which Tenant has received a written demand from Landlord.

5. In no event shall the Tenant Improvements payable by Landlord include (i) the costs of procuring or installing any trade fixtures, equipment, furniture, furnishings, telephone or computer equipment or wiring or other personal property (“Personal Property”) or (ii) any Change Orders (as the term is defined in Paragraph 6 below). Such items shall be paid by Tenant.

6. Following Tenant’s approval of the Construction Drawings, Tenant may request changes or modifications thereto (“Change Order”), however, the cost of any Change Order(s) shall be borne by Tenant. If Tenant shall request any Change Order, then Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services to prepare the Change Order, (b) the cost of work to be performed pursuant to the Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) days after Tenant’s receipt of the written estimate, Tenant shall notify Landlord in writing whether it approves the written estimate. Within thirty (30) days after Landlord’s submission to Tenant of any invoice for costs incurred in connection with such Change Order, Tenant shall pay the same to Landlord. If such written authorization is not received by Landlord, then Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any delay in the completion of the Premises in accordance with Paragraph 7 below.

7. If the Commencement Date of the Lease has not occurred on or before the Estimated Commencement Date, and if the cause of the delay in the occurrence of the Commencement Date is attributable to Tenant, then the Lease shall begin on the date the Commencement Date otherwise would have occurred but for the Tenant delays (“Tenant Delays”). Tenant Delays shall include, without limitation, those caused by (a) Tenant’s failure to approve the Construction Drawings within the time period noted above, (b) Tenant’s request for special materials not available when needed for construction in accordance with the construction schedule, (c) Change Orders, (d) Tenant’s or Tenant’s agents’ interference with Landlord’s work. All costs and expenses occasioned by a Tenant

Exhibit B, Page 2

Delay, including, without limitation, increases in labor or materials, shall be borne by Tenant, and (e) Tenant’s failure to pay for Tenant Extra Improvement within the time period noted above.

8. Tenant may, with Landlord’s written consent, enter the Premises prior to the Commencement Date solely for the purpose of installing its Personal Property and telecommunications equipment in the Premises as long as such entry will not interfere with the orderly construction and completion of the Premises (hereinafter, “Tenant’s Work”). Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s written approval the scope of the Tenant’s Work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant agrees to indemnify, defend and hold harmless Landlord and any mortgagee, ground lessor or beneficiary of a deed of trust encumbering, secured by or affecting the Premises or the Building, from and against any and all claims, actions, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and claims for worker’s compensation) of any nature whatsoever, arising out of or in connection with the Tenant’s Work (including, without limitation, claims for breach of warranty, personal injury or property damage).

9. During the course of construction, at Tenant’s expense, Tenant shall obtain or maintain public liability and worker’s compensation insurance, in amounts acceptable to Landlord, and which name Landlord and Tenant as parties insured from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of the Tenant’s Work.

10. Upon substantial completion of the Premises in accordance with the Construction Drawings, Tenant waives any right or claim against Landlord for any cause directly or indirectly arising out of the condition of the Premises, appurtenances thereto, improvements thereon, and equipment therein. Landlord shall not be liable for any latent or patent defects therein, except that Landlord warrants the Premises against latent defects and violations of law with respect to the original construction of the Tenant Improvements for a period of two (2) years from the date of substantial completion.

11. The Premises shall be deemed “substantially completed” as of the date that all of the following conditions are satisfied:

(a) The Tenant Improvements have been substantially completed in accordance with the approved Construction Drawings (except for those punch list items referenced in Paragraph 13 below), such that Tenant can reasonably conduct business within the Premises;

(b) A certificate of occupancy and/or finalized building permit has been issued for the Premises; and

(c) All base building facilities shall be in good operating order.

12. Tenant shall inspect the Premises immediately prior to occupancy and compile and furnish Landlord with a punch list of any missing or deficient Tenant Improvements. Landlord shall use commercially reasonable efforts to complete the corrective work noted in the punch list in a prompt, good and workman-like manner. Punch list corrections shall not delay the Commencement

Exhibit B, Page 3

Date, nor shall a delay in making corrections be grounds for a delay or reduction in any rent payments due Landlord.

13. All floor area calculations are from the center line of the partitions and the outside line of the exterior and hall walls. No deduction is allowed for the columns, sprinkler risers, roof drains, or air conditioning units serving Tenant and located within the Premises.

14. Landlord shall select the manufacturer and vendor of all building materials and equipment with respect to the Tenant Improvements and Tenant Extra Improvements to be constructed hereunder.

15. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord’s participation in the preparation of the Preliminary Space Plan and the Construction Drawings shall not constitute any representation or warranty, express or implied, that the Preliminary Space Plans or the Construction Drawings are in conformity with applicable governmental codes, regulations or rules. Tenant acknowledges and agrees that the Premises are intended for use by Tenant and the specification and design requirements for the Tenant Improvements are not within the special knowledge or experience of Landlord.

16. Tenant shall not mortgage, grant a security interest in or otherwise encumber all or any portion of the Tenant Improvements.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

Exhibit B, Page 4

“Landlord”		“Tenant”

REDWOOD TECHNOLOGY CENTER,LLC,		CYAN OPTICS, INC.,
a California limited liability company		a Delaware corporation

By:	G&W Ventures, LLC,	By:	/s/ Michael Hatfield
	Managing Member		Michael Hatfield
Its:President and CEO

By:	/s/ Matthew T. White
Matthew T. White,
	Manager	By:
Name:
Its:

MARK GARWOOD AND PAULETTE R.
GARWOOD 1991 TRUST

By:	/s/ Mark Garwood, trustee
Mark Garwood, Trustee

ELIVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25 FEBRUARY 1987

By:	/s/ Elvia Fernandez Garwood, trustee
Elvia Fernandez Garwood, Trustee

ANDREA G. MAZAR TRUST

By:
Andrea G. Mazar, Trustee

Exhibit B, Page 5

ALLOWANCE WORK LETTER AGREEMENT SUMMARY

1.	Landlord produces CD’s and provides to Tenant with request for approval/disapproval

2.	Tenant has 5 business days to approve or disapprove

3.	Tenant pays for all extras within 15 days of request

4.	If Tenant requests change order - our obligation to provide written estimate for all costs together with time delay

Exhibit B, Page 6

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated             ,             , between             , a             (“Tenant”), and ,             , a             (“Landlord”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately             rentable square feet of space (“Premises”) in the building located at             , Tenant hereby acknowledges and certifies to Landlord as follows:

(1)	The Commencement Date is and the Expiration Date is ;

(2)	The Premises contain rentable square feet of space; and

(3)	Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this             day of             , 20        .

“Tenant”

a

By:
Name:
Its:

Exhibit C, Page 1

EXHIBIT D

RULES AND REGULATIONS

It is further agreed that the following rules and regulations (these “Rules and Regulations”) shall be and are hereby made a part of this Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by these Rules and Regulations, unless otherwise specified or provided for in the Lease, to wit:

1. The driveways, entrances and exits to the Project, sidewalks, passages, building entries, lobbies, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant’s agents or employees, or used for any purpose other than ingress and egress to and from the Premises. Tenant or Tenant’s agents or employees shall not loiter on the lawn areas or other common areas of the Project.

(a) Furniture, freight equipment and supplies will be moved in or out of the Building only through the rear service entrances or other entrances designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord. Tenant shall cause its movers to use only the loading facilities and entrances designated by Landlord. In the event Tenant’s movers damage any part of the Building or Project, Tenant shall pay to Landlord the amount required to repair said damage upon Landlord’s written request.

(b) No safe or article, the weight of which may in the opinion of Landlord constitute a hazard to or damage to the Building or the Building’s equipment, shall be moved into the Premises without Landlord’s prior written approval, but such consent or approval shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant shall mutually agree to the location of such articles in the Premises. All damage done to the Project, Building or Premises by putting in, taking out or maintaining extra heavy equipment shall be repaired at the expense of Tenant.

(c) Landlord reserves the right to close and keep locked any and all entrances and exits of the Building and Project and gates or doors closing the parking areas thereof during such hours as Landlord may deem advisable for the adequate protection of the Project and all tenants therein; provided, Tenant shall have reasonable access to the Premises at all times except in the event of an emergency requiring the temporary closure of the Building.

2. Except as otherwise provided for in the Lease, no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first approved in writing by Landlord. No furniture or other materials shall be placed in front of the Building or in any lobby or corridor without the prior written consent of Landlord. Landlord shall have the right to remove all non permitted signs and furniture without notice to Tenant.

3. Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as

Exhibit D, Page 1

otherwise provided in the Lease, Landlord shall in no way be responsible to Tenant for any loss of property from the Premises, however occurring. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises in accordance with the provisions set forth in the Lease.

4. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant or Tenant’s agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

5. No animals except seeing-eye dogs or other animals necessary to the functioning of handicapped personnel shall be allowed on the lawns or sidewalks or in the offices, halls, and corridors of the Building.

6. No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises, nor interfere in any way with the other tenants or those having business with them. Should sound mitigation measures be required due to sounds originating in the Premises, the costs of such measures shall be paid for by Tenant.

7. Bicycles or other vehicles, other than wheel chairs, shall not be permitted in the offices, halls, corridors and lobbies in the Building nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

8. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant’s agents or employees, out of the windows or doors, or down the corridors, ventilation ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

9. No awnings shall be placed over any window or entrance.

10. All garbage, including wet garbage, refuse or trash shall be placed by Tenant in the receptacles designated by Landlord for that purpose. Tenant shall not burn any trash or garbage at any time in or about the leased Premises or any area of the Project. Tenant and Tenant’s officers, agents, and employees shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the Project.

11. Tenant shall not install or operate any steam or gas engine or boiler, or other machinery or carry on any mechanical business, other than such mechanical business which normally is identified with general use in the Premises. Explosives or other articles of an extra hazardous nature shall not be brought into the Building complex.

12. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof, if any.

Exhibit D, Page 2

13. Tenant and Tenant’s agents and employees shall park their vehicles in areas designated from time-to-time for employee parking.

14. Tenant shall not mark, drive nails, screw, bore, or drill into, paint or in any way deface the common area walls, exterior walls, roof, foundations, bearing walls, or pillars without the prior written consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant

15. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord or his authorized agent

16. Tenant shall be responsible for cleaning up any trash blowing around their facility that may have been left by their customers or employees.

17. In the event of any conflict between these Rules and Regulations or any further or modified rules and regulations from time to time issued by Landlord, and the Lease provisions, the Lease provisions shall govern and control.

18. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, and for the preservation of good order therein, as well as for the convenience of other tenants of the Project Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or person. Tenant shall be deemed to have read these rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the space herein leased, and Tenant shall abide by any additional rules and regulations which are ordered or requested by Landlord or by any governmental authority.

Exhibit D, Page 3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) dated as of March 30, 2010 is entered into between REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company, successor in interest REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25, FEBRUARY 1987 and ANDREA G. MAZAR TRUST (collectively, “Landlord”), and CYAN OPTICS, INC., a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Redwood Business Center Full Service Lease dated as of April 25, 2007 (“Lease”), pursuant to which Landlord leases to Tenant approximately Ten Thousand Seven Hundred and Two (10,702) rentable square feet of space (the “Premises”) within the building known as Redwood Business Center, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are her by acknowledged, the parties hereto agree as follows:

1. Lease Term. The Term of the Lease is hereby extended through and including May 31, 2015.

2. Expansion Space. Tenant hereby agrees to add to the Premises and lease from Landlord, and Landlord hereby agrees to add to the Premises and lease to Tenant, on the terms and conditions set forth in the Lease as modified by this Amendment, an additional Five Thousand Sixty Two (5,062) rentable square feet (“Expansion Space”) located on the third floor of the Building and depicted on Exhibit A attached hereto.

3. Expansion Space – Rent Commencement. With respect to the Expansion Space, Tenant’s obligation to pay Rent shall commence on the date (the “Rent Commencement Date”) the Expansion Space is delivered to the Tenant in “substantially completed” condition (as defined in the Work Letter Agreement described in Section 8 below), subject to adjustment for “Tenant Delays” as provided in the Work Letter Agreement. Landlord estimates that the Rent Commencement Date shall occur on June 1, 2010 (the “Estimated Rent Commencement Date”). If for any reason Landlord has not delivered to Tenant possession of the Expansion Space by the Estimated Rent Commencement Date, this Lease shall remain in effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

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4. Expansion Space Base Rent. The monthly Base Rent for the Expansion Space shall be as follows:

MONTHS	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
6/1/10 — 5/31/11	$2.10	$10,630.20
6/1/11 — 5/31/12	$2.16	$10,933.92
6/1/12 — 5/31/13	$2.23	$11,288.26
6/1/13 — 5/31/14	$2.30	$11,642.60
6/1/14 — 5/31/15	$2.36	$11,946.32

5. Original Premises Base Rent. The monthly Base Rent for the original Premises (i.e., excluding the Expansion Space) shall be as follows:

MONTHS	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
3/1/10 — 5/31/10	$2.37	$25,363.74
6/1/10 — 5/31/11	$2.44	$26.112.88
6/1/11 — 5/31/12	$2.51	$26,862.02
6/1/12 — 5/31/13	$2.59	$27,718.18
6/1/13 — 5/31/14	$2.30	$24,614.60
6/1/14 — 5/31/15	$2.36	$25,363.74

6. Building Percentage Share. Effective upon the delivery of the Expansion Space to Tenant, Tenant’s Building Percentage Share shall increase to 27.04% (Premises r.s.f. / Building r.s.f. = 15,764 r.s.f / 58,299 r.s.f.).

7. Base Year. The base year is hereby amended to mean 2010.

8. Work Letter Agreement. Landlord and Tenant shall each perform the work required to be performed by it as described in the Work Letter Agreement attached hereto as Exhibit B (the “Work Letter Agreement”). Landlord and Tenant shall each perform such work in accordance with the terms and conditions contained therein.

9. Condition of Expansion Space. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Expansion Space and, subject to Landlord’s obligations under the Work Letter Agreement, Tenant accepts the Premises in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied, including, without limitation, the suitability or fitness of the same for the conduct of Tenant’s activities or for any other purpose.

10. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

11. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

12. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

REDWOOD BUSINESS CENTER 1 LLC,			CYAN OPTICS, INC.,
a California limited liability company			a Delaware corporation

By:	Redwood Technology Center, LLC		By:	/s/ Michael Hatfield
	a California limited liability company		Name:	Mike Hatfield
	Its: Manager and Sole Member		Its:

	By:	G&W Ventures, LLC
a California limited liability company
Its: Manager

	By:	/s/ Matthew T. White
Matthew T. White, Manager

AMERIVINE TOWN CENTER, LLC,
a California limited liability company

By:	Amerivine Inc.
a California corporation
Its: Sole Member

By:	/s/ David F. Coleman
David F. Coleman
Its: President

EXHIBIT A

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT supplements that certain First Amendment to Lease (the “Amendment”) dated March 30, 2010, executed by REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25, FEBRUARY 1987 and ANDREA G. MAZAR TRUST, as Landlord, and CYAN OPTICS, INC., a Delaware corporation, as Tenant. The Amendment modifies that certain Redwood Business Center Full Service Lease dated as of April 25, 2007 (as modified by the Amendment, the “Lease”), and all capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms contained in the Lease.

1. Landlord shall be responsible for constructing within the Expansion Space the tenant improvements (the “Tenant Improvements”) described in the approved space plan (the “Approved Space Plan”) attached hereto as Exhibit B-1 with the tenant improvement finishes (the “Tenant Improvement Finishes”) set forth on Exhibit B-2. The Tenant Improvements for the Expansion Space will be more particularly described in the plans and construction drawings (the “Construction Drawings”) as approved below. Any changes from the Approved Space Plan or Tenant Improvement Finishes that increase construction costs or delay the construction schedule (as reasonably determined by Landlord), including without limitation additional units, quantities or changes to brands or finishes, shall be deemed additional work (the “Tenant Extra Improvements”) and shall be at Tenant’s sole cost and expense.

2. Following execution of the Amendment, Landlord shall arrange for Landlord’s architect to provide to Tenant the Construction Drawings for the Tenant Improvements and Tenant Extra Improvements. The Construction Drawings shall indicate the specific requirements of the Expansion Space, outlining in detail interior partitions, floor coverings, a reflected ceiling plan, plumbing fixtures and electrical plans (setting forth the electrical requirements of Tenant), all in conformity with the Approved Space Plan. The Construction Drawings shall include full energy calculations as required by the State of California and the city agencies.

3. Within five (5) business days after receipt of the Construction Drawings, Tenant shall either approve or disapprove of the Construction Drawings by written notice to Landlord. If Tenant disapproves of the Construction Drawings, Tenant shall specify in detail the changes or modifications to the Construction Drawings required by Tenant. Any such request for changes or modifications shall be subject to Landlord’s approval. If Landlord approves of Tenant’s proposed change or modification, Landlord shall arrange for Landlord’s architect to revise the Construction Drawings and resubmit the Construction Drawings to Tenant for its review and approval in accordance with the procedure set forth above. Tenant acknowledges that the Construction Drawings are subject to the approval of the appropriate government authorities. It shall be Tenant’s responsibility to ensure that the design and function of the Tenant Improvements and Tenant Extra Improvements are suitable for Tenant’s business and needs. The improvements shall be constructed in accordance with current building standards, laws, regulations, ordinances and codes. Landlord shall not be required to install any Tenant Improvements or Tenant Extra Improvements which do not conform to the Construction Drawings.

4. Landlord shall furnish and install the Tenant Improvements and Tenant Extra Improvements as set forth on the Construction Drawings. Landlord shall pay for the cost of the Tenant Improvements and Tenant Extra Improvements up to a maximum of $51.30 per rentable square foot of the Expansion Space, for a total maximum amount (the “Landlord Allowance”) of $259,680.60 ($51.30 x 5,062 r.s.f.). All costs to furnish and install the Tenant Improvements and Tenant Extra Improvements 5,062 r.s.f.). All costs to furnish and install the Tenant Improvements and Tenant Extra Improvements (including without limitation design, engineering, permit and all other soft costs) in excess of the Landlord Allowance shall be paid by Tenant within fifteen (15) days following receipt of Landlord’s written demand therefor, which demand(s) may be submitted to Tenant prior to commencement of construction of the Tenant Improvements or Tenant Extra Improvements based on Landlord’s estimate of such costs. If Tenant fails to pay within such fifteen-day period, Landlord may, in addition to all other available remedies, (i) delay the commencement of construction of the Tenant Improvements and/or the Tenant Extra Improvements if such work has not commenced, or (ii) stop construction of the Tenant Improvements and/or the Tenant Extra Improvements if such work has commenced, in either case until such time as Tenant has paid Landlord for all Tenant Improvements and Tenant Extra Improvements for which Tenant has received a written demand from Landlord.

5. In no event shall the Tenant Improvements payable by Landlord include (i) the costs of procuring or installing any trade fixtures, equipment, furniture, furnishings, telephone or computer equipment or wiring or other personal property (“Personal Property”) or (ii) any Change Orders (as the term is defined in Paragraph 6 below). Such work shall be at Tenant’s sole cost and expense.

6. Tenant may request changes or modifications to the Approved Space Plan or Tenant Improvement Finishes, or once approved, the Construction Drawings (each a “Change Order”), however, the cost of any Change Order(s) shall be borne by Tenant. If Tenant shall request any Change Order, then Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services to prepare the Change Order, (b) the cost of work to be performed pursuant to the Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) days after Tenant’s receipt of the written estimate, Tenant shall notify Landlord in writing whether it approves the written estimate. If Tenant approves the written estimate, then Tenant shall accompany its approval with a check made payable to Landlord in the amount of the estimated cost of the Change Order. Upon Landlord’s completion of the Change Order and submission of the final cost thereof to Tenant, Tenant shall promptly pay to Landlord any additional amounts incurred in excess of the written estimate. If such written authorization and check are not received by Landlord, then Landlord shall not be obligated to commence work on the Expansion Space and Tenant shall be responsible for any delay in the completion of the Expansion Space in accordance with Paragraph 7 below.

7. If the Rent Commencement Date has not occurred on or before the Estimated Rent Commencement Date, and if the cause of the delay in the occurrence of the Rent Commencement Date is attributable to Tenant, then the Rent Commencement Date shall be the date the Rent Commencement Date otherwise would have occurred but for the Tenant delays (“Tenant Delays”).

Tenant Delays shall include, without limitation, those caused by (a) Tenant’s failure to approve the Construction Drawings within the time period noted above, (b) Tenant’s request for special materials not available when needed for construction in accordance with the construction schedule, (c) Change Orders, (d) Tenant’s or Tenant’s agents’ interference with Landlord’s work, and (e) Tenant’s failure to pay for Tenant Improvements or Tenant Extra improvements within the time period noted above. All costs and expenses occasioned by a Tenant Delay, including, without limitation, increases in labor or materials, shall be borne by Tenant.

8. Tenant may, with Landlord’s written consent, enter the Expansion Space fifteen (15) days prior to the Rent Commencement Date solely for the purpose of installing its data cabling, computer and telecommunications equipment in the Expansion Space as long as such entry will not interfere with the orderly construction and completion of the Expansion Space (hereinafter, “Tenant’s Work”). Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s written approval the scope of the Tenant’s Work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant’s Work shall comply with the Construction Standards attached hereto as Exhibit B-3. Tenant agrees to indemnify, defend and hold harmless Landlord and any mortgagee, ground lessor or beneficiary of a deed of trust encumbering, secured by or affecting the Expansion Space or the Building, from and against any and all claims, actions, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and claims for worker’s compensation) of any nature whatsoever, arising out of or in connection with the Tenant’s Work (including, without limitation, claims for breach of warranty, personal injury or property damage).

9. During the course of construction, at Tenant’s expense, Tenant shall obtain or maintain public liability and worker’s compensation insurance, in amounts acceptable to Landlord, and which name Landlord and Tenant as parties insured from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of the Tenant’s Work.

10. Upon substantial completion of the Expansion Space in accordance with the Construction Drawings, Tenant waives any right or claim against Landlord for any cause directly or indirectly arising out of the condition of the Expansion Space, appurtenances thereto, improvements thereon, and equipment therein. Landlord shall not be liable for any latent or patent defects therein, except that Landlord warrants the Expansion Space against latent defects for a period of one (1) year from the date of substantial completion.

11. The Expansion Space shall be deemed “substantially completed” as of the date that all of the following conditions are satisfied:

(a) The Tenant Improvements have been substantially completed in accordance with the approved Construction Drawings (except for those punch list items referenced in Paragraph 12 below), such that Tenant can reasonably conduct business within the Expansion Space; and

(b) A certificate of occupancy and/or finalized building permit has been issued for the Expansion Space.

12. Tenant shall inspect the Expansion Space immediately prior to occupancy and compile and furnish Landlord with a punch list of any missing or deficient Tenant Improvements. Landlord shall use commercially reasonable efforts to complete the corrective work noted in the punch list in a prompt, good and workman-like manner. Punch list corrections shall not delay the Rent Commencement Date, nor shall a delay in making corrections be grounds for a delay or reduction in any rent payments due Landlord.

13. All floor area calculations are from the centerline of the partitions and the outside line of the exterior and hall walls. No deduction is allowed for the columns, sprinkler risers, roof drains, or au conditioning units serving Tenant and located within the Expansion Space.

14. Landlord shall select the manufacturer and vendor of all building materials and equipment with respect to the Tenant Improvements and Tenant Extra Improvements to be constructed hereunder.

15. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord’s participation in the preparation of the Approved Space Plan and the Construction Drawings shall not constitute any representation or warranty, express or implied, that the Approved Space Plans or the Construction Drawings are in conformity with applicable governmental codes, regulations or rules. Tenant acknowledges and agrees that the Expansion Space is intended for use by Tenant and the specification and design requirements for the Tenant Improvements are not within the special knowledge or experience of Landlord.

16. Tenant shall not mortgage, grant a security interest in or otherwise encumber all or any portion of the Tenant Improvements or Tenant Extra Improvements.

REDWOOD BUSINESS CENTER 1 LLC,			CYAN OPTICS, INC.,
a California limited liability company			a Delaware corporation

By:	Redwood Technology Center, LLC		By:	/s/ Michael Hatfield
	a California limited liability company		Name:	Mike Hatfield
	Its: Manager and Sole Member		Its:

	By:	G&W Ventures, LLC
a California limited liability company
Its: Manager

	By:	/s/ Matthew T. White
Matthew T. White, Manager

AMERIVINE TOWN CENTER, LLC,
a California limited liability company

By:	Amerivine Inc.
a California corporation
Its: Sole Member

By:	/s/ David F. Coleman
David F. Coleman
Its: President

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated as of April 30, 2012 is entered into between REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company, successor in interest REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25, FEBRUARY 1987 and ANDREA G. MAZAR TRUST (collectively, “Landlord”), and CYAN, INC., a Delaware corporation doing business in California as Cyan California (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Redwood Business Center Full Service Lease dated as of April 25, 2007 and amended by that certain First Amendment to Lease (the “First Amendment”) dated as of March 30, 2010 (as so amended, the “Lease”), pursuant to which Landlord leases to Tenant approximately Fifteen Thousand Seven Hundred Sixty Four (15,764) rentable square feet of space (the “Current Premises”) within the building known as Redwood Business Center, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Expansion Space. The Tenant hereby agrees to add to the Current Premises and lease from Landlord, and Landlord hereby agrees to add to the Current Premises and lease to Tenant, on the terms and conditions set forth in the Lease as modified by this Amendment, an additional Four Thousand One Hundred Fifteen (4,115) rentable square feet (“Expansion Space”) located on the second floor of the Building and depicted on Exhibit A attached hereto. Effective upon the delivery of the Expansion Space to Tenant, the term “Premises” shall mean collectively the Current Premises and the Expansion Space.

2. Expansion Space Condition. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Expansion Space and, subject to Landlord removing the existing tenant’s personal property and delivering the Expansion Space in broom clean condition, Tenant accepts the Expansion Spaces in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied, including, without limitation, the suitability or fitness of the same for the conduct of Tenant’s activities or for any other purpose.

3. Expansion Space Rent Commencement. With respect to the Expansion Space, Tenant’s obligation to pay Rent shall commence on the date (the “ES Rent Commencement Date”)

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the Expansion Space is delivered to the Tenant in the condition required by Section 2 above. Landlord estimates that the ES Rent Commencement Date shall occur on June 1, 2012 (the “Estimated ES Rent Commencement Date”). If for any reason Landlord has not delivered to Tenant possession of the Expansion Space by the Estimated ES Rent Commencement Date, this Lease shall remain in effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

4. Expansion Space Base Rent. The monthly Base Rent for the Expansion Space shall be as follows:

MONTHS	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
ES Rent Commencement Date — 5/31/13	$2.17	$8,929.55
6/1/13 — 5/31/14	$2.24	$9,217.60
6/1/14 — 5/31/15	$2.31	$9,505.65

5. Expansion Space Base Year. The Base Year for the Expansion Space shall be 2010.

6. Building Percentage Share. Effective upon the ES Rent Commencement Date, Tenant’s Building Percentage Share shall increase to 34.10% (Premises r.s.f. / Building r.s.f. = 19,879 r.s.f. / 58,299 r.s.f.).

7. Current Premises Base Rent. The monthly Base Rent for the Current Premises (i.e., excluding the Expansion Space) shall be as provided in the First Amendment.

8. Right of First Offer. Landlord grants to Tenant a right of first offer to lease additional space on the third (3rd) floor of the Building that becomes available upon the vacation thereof by the current or then-current tenant. As such space becomes available to lease, Landlord shall notify Tenant in writing thereof and offer such space to Tenant for lease. Tenant shall have ten (10) days in which to notify Landlord in writing of its intention to lease such space. Landlord and Tenant are free to agree on the rent, term and interior improvements for such additional space and shall not be bound by the terms of the Lease. If Landlord and Tenant cannot agree in writing on the terms for such a lease within ten (10) days following Landlord’s receipt of Tenant’s notice of intent to lease such space, Landlord shall be free to lease the space to another tenant.

9. Termination Right. If at any time during the Term Tenant leases the entire third (3rd) floor of the Building from Landlord or if Tenant and Landlord negotiate in good faith for Tenant to lease the entire third (3rd) floor and are unable to mutually agree upon terms for such space, then Tenant shall have the one time right to terminate the Lease with respect to the Expansion Space only. Such termination right shall be exercised by delivering written notice of termination to Landlord concurrently with the execution and delivery of the lease or amendment for the entire third floor space. Such termination shall be effective ten (10) days after delivery of such third-floor space to Tenant. If Tenant does not timely deliver notice of termination as provided in this Section 9, then Tenant shall be deemed to have waived such right and it shall be of no further force or effect.

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10. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Current Premises or the Expansion Space not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

11. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

12. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

REDWOOD BUSINESS CENTER 1 LLC,			CYAN, INC.,
a California limited liability company			a Delaware corporation doing business in
California as Cyan California

By:	Redwood Technology Center, LLC
a California limited liability company
	Its: Manager and Sole Member		By:	/s/ Michael Hatfield
			Name:	Michael Hatfield
Its:

By:	G&W Ventures, LLC
a California limited liability company
	Its:	Manager

	By:	/s/ Matthew T. White
Matthew T. White, Manager

AMERIVINE TOWN CENTER, LLC, a California limited liability company

By:	Amerivine Inc.
a California corporation
	Its:	Sole Member

	By:	/s/ David F. Coleman
David F. Coleman
Its: President

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THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) dated as of Sept. 4, 2012 is entered into between REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company, successor in interest to REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25, FEBRUARY 1987 and ANDREA G. MAZAR TRUST (collectively, “Landlord”), and CYAN INC., WHICH WILL DO BUSINESS IN CALIFORNIA AS CYAN CALIFORNIA, a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Redwood Business Center Full Service Lease dated as of April 25, 2007, as amended by that certain First Amendment to Lease dated as of March 30, 2010 and amended by that certain Second Amendment to Lease dated as of April 30, 2012 (collectively, the “Lease”), pursuant to which Landlord leases to Tenant approximately Nineteen Thousand Eight Hundred Seventy Nine (19,879) rentable square feet of space (the “Current Premises”) within the building known as Redwood Business Center, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Expansion Space. The Tenant hereby agrees to add to the Current Premises and lease from Landlord, and Landlord hereby agrees to add to the Current Premises and lease to Tenant, on the terms and conditions set forth in the Lease as modified by this Amendment, an additional Two Thousand Nine Hundred One (2,901) rentable square feet (“Expansion Space”) located on the second floor of the Building and depicted on Exhibit A attached hereto. Effective upon the delivery of the Expansion Space to Tenant, the term “Premises” shall mean collectively the Current Premises and the Expansion Space.

2. Expansion Space Rent Commencement. With respect to the Expansion Space, Tenant’s obligation to pay Rent shall commence on the date (the “ES Rent Commencement Date”) the Expansion Space is delivered to the Tenant in the condition required by the Work Letter Agreement attached hereto as Exhibit B (the “Work Letter”), subject to adjustment for Tenant Delays as provided in the Work Letter. Landlord estimates that the ES Rent Commencement Date shall occur on November 1, 2012 (the “Estimated ES Rent Commencement Date”). If for any reason Landlord has not delivered to Tenant possession of the Expansion Space by the Estimated ES Rent

1

Commencement Date, this Lease shall remain in effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

3. Term. The Term of the Lease with respect to the Expansion Space shall be for six (6) years commencing on the ES Rent Commencement Date (defined in Section 2 above) and expiring six (6) years thereafter. The Term of the Lease with respect to the Current Premises shall remain as provided in the Lease.

4. Expansion Space Base Rent. The monthly Base Rent for the Expansion Space shall be as follows:

YEAR	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
Months 1-3	$0.00	$0.00
Months 4-12	$2.17	$6,295.17
Year 2	$2.24	$6,498.24
Year 3	$2.30	$6,672.30
Year 4	$2.37	$6,875.37
Year 5	$2.44	$7,078.44
Year 6	$2.52	$7,310.52

The monthly Base Rent for the Current Premises (i.e., excluding the Expansion Space) shall remain as provided in the Lease.

5. Expansion Space Base Year. The Base Year for the Expansion Space shall be 2012. The Base Year for the Current Premises shall remain as provided in the Lease.

6. Building Percentage Share. Effective upon the ES Rent Commencement Date, Tenant’s Building Percentage Share shall increase to 39.07% (Premises r.s.f. / Building r.s.f. = 22,780 r.s.f. / 58,299 r.s.f.).

7. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Current Premises or the Expansion Space not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

8. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

2

9. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company				CYAN, INC., WHICH WILL DO BUSINESS IN CALIFORNIA AS CYAN CALIFORNIA, a Delaware corporation

By:	Redwood Technology Center, LLC
a California limited liability company
	Its: Manager and Sole Member			By:	/s/ Mark Floyd
				Name:	Mark Floyd
				Its:	CEO

	By:		G&W Ventures, LLC
a California limited liability company
Its: Manager

		By:	/s/ Matthew T. White
Matthew T. White, Manager

AMERIVINE TOWN CENTER, LLC, a California limited liability company

By:	Amerivine Inc.
a California corporation
Its: Sole Member

	By:		/s/ David F. Coleman
David F. Coleman
Its: President

4

EXHIBIT A

Expansion Space

REDWOOD BUSINESS CENTER
1383 N. MCDOWELL BLVD., PETALUMA
SECOND FLOOR

CYAN INC.
STE 200: ±4,115 RSF
STE 210: ±2,901 RSF
STANTEC
STE 250: ±12,700 RSF

BASINSTREET
PROPERTIES
www.basin-street.com

LEGEND
- OCCUPIED
- VACANT

EXHIBIT A

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER Agreement supplements that certain Second Amendment to Lease (the “Amendment”) dated Sept. 4, 2012, executed by REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company, successor in interest REDWOOD TECHNOLOGY CENTER, LLC, a California limited liability company; MARK GARWOOD AND PAULETTE R. GARWOOD 1991 TRUST; ELVIA FERNANDEZ GARWOOD TRUST (UAD) DATED 25, FEBRUARY 1987 and ANDREA G. MAZAR TRUST (collectively, “Landlord”), and CYAN INC., WHICH WILL DO BUSINESS IN CALIFORNIA AS CYAN CALIFORNIA, a Delaware corporation (“Tenant”). All capitalized terms not otherwise defined herein shall have the same meaning given to them in the Amendment.

1. Landlord shall be responsible for constructing within the Expansion Space the tenant improvements (the “Tenant Improvements”) described in the approved space plan (the “Approved Space Plan”) attached hereto as Exhibit B-1 with the tenant improvement finishes (the “Tenant Improvement Finishes”) set forth on Exhibit B-2. The Tenant Improvements for the Expansion Space will be more particularly described in the plans and construction drawings (the “Construction Drawings”) as approved below. Any changes from the Approved Space Plan or Tenant Improvement Finishes that increase construction costs or delay the construction schedule (as reasonably determined by Landlord), including without limitation additional units, quantities or changes to brands or finishes, shall be deemed additional work (the “Tenant Extra Improvements”) and shall be at Tenant’s sole cost and expense.

2. Following execution of the Amendment, Landlord shall arrange for Landlord’s architect to provide to Tenant the Construction Drawings for the Tenant Improvements and Tenant Extra Improvements. The Construction Drawings shall indicate the specific requirements of the Expansion Space, outlining in detail interior partitions, floor coverings, a reflected ceiling plan, plumbing fixtures and electrical plans (setting forth the electrical requirements of Tenant), all in conformity with the Approved Space Plan. The Construction Drawings shall include full energy calculations as required by the State of California and the city agencies.

3. Within five (5) business days after receipt of the Construction Drawings, Tenant shall either approve or disapprove of the Construction Drawings by written notice to Landlord. If Tenant disapproves of the Construction Drawings, Tenant shall specify in detail the changes or modifications to the Construction Drawings required by Tenant. Any such request for changes or modifications shall be subject to Landlord’s approval. If Landlord approves of Tenant’s proposed change or modification, Landlord shall arrange for Landlord’s architect to revise the Construction Drawings and resubmit the Construction Drawings to Tenant for its review and approval in accordance with the procedure set forth above. Tenant acknowledges that the Construction Drawings are subject to the approval of the appropriate government authorities. It shall be Tenant’s responsibility to ensure that the design and function of the Tenant Improvements and Tenant Extra Improvements are suitable for Tenant’s business and needs. The improvements shall be constructed in accordance with current building standards, laws, regulations, ordinances and codes. Landlord

EXHIBIT B

shall not be required to install any Tenant Improvements or Tenant Extra Improvements which do not conform to the Construction Drawings.

4. Landlord shall furnish and install the Tenant Improvements and Tenant Extra Improvements as set forth on the Construction Drawings. Landlord shall pay for the cost of the Tenant Improvements and Tenant Extra Improvements up to a maximum of 45.00 per rentable square foot of the Expansion Space, for a total maximum amount (the “Landlord Allowance”) of $130,545 ($45.00 x 2,901 r.s.f.). All costs to furnish and install the Tenant Improvements and Tenant Extra Improvements (including without limitation construction management fees on costs in excess of the Landlord Allowance, design, engineering, permit, and all other soft costs) in excess of the Landlord Allowance shall be paid by Tenant within fifteen (15) days following receipt of Landlord’s written demand therefor, which demand(s) may be submitted to Tenant prior to commencement of construction of the Tenant Improvements or Tenant Extra Improvements based on Landlord’s estimate of such costs. If Tenant fails to pay within such fifteen-day period, Landlord may, in addition to all other available remedies, (i) delay the commencement of construction of the Tenant Improvements and/or the Tenant Extra Improvements if such work has not commenced, or (ii) stop construction of the Tenant Improvements and/or the Tenant Extra Improvements if such work has commenced, in either case until such time as Tenant pays such amounts.

5. In no event shall the Tenant Improvements payable by Landlord include (i) the costs of procuring or installing any trade fixtures, equipment, appliances, furniture, furnishings, telephone or computer equipment or wiring or other personal property (“Personal Property”) or (ii) any Change Orders (as the term is defined in Paragraph 6 below). Such work shall be at Tenant’s sole cost and expense.

6. Tenant may request changes or modifications to the Approved Space Plan or Tenant Improvement Finishes, or once approved, the Construction Drawings (each a “Change Order”), however, the cost of any Change Order(s) shall be borne by Tenant. If Tenant shall request any Change Order, then Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services to prepare the Change Order, (b) the cost of work to be performed pursuant to the Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) days after Tenant’s receipt of the written estimate, Tenant shall notify Landlord in writing whether it approves the written estimate. If Tenant approves the written estimate, then Tenant shall accompany its approval with a check made payable to Landlord in the amount of the estimated cost of the Change Order. Upon Landlord’s completion of the Change Order and submission of the final cost thereof to Tenant, Tenant shall promptly pay to Landlord any additional amounts incurred in excess of the written estimate. If such written authorization and check are not received by Landlord, then Landlord shall not be obligated to commence work on the Expansion Space and Tenant shall be responsible for any delay in the completion of the Expansion Space in accordance with Paragraph 7 below.

7. If the ES Rent Commencement Date of the Lease has not occurred on or before the Estimated ES Rent Commencement Date, and if the cause of the delay in the occurrence of the ES Rent Commencement Date is attributable to Tenant, then the ES Rent Commencement Date shall be

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on the date the ES Rent Commencement Date otherwise would have occurred but for the Tenant delays (“Tenant Delays”). Tenant Delays shall include, without limitation, those caused by (a) Tenant’s failure to approve the Construction Drawings within the time period noted above, (b) Tenant’s request for special materials not available when needed for construction in accordance with the construction schedule, (c) Change Orders, (d) Tenant’s or Tenant’s agents’ interference with Landlord’s work, and (e) Tenant’s failure to pay for Tenant Improvements and Tenant Extra Improvements within the time period noted above. All costs and expenses occasioned by a Tenant Delay, including, without limitation, increases in labor or materials, shall be borne by Tenant.

8. Tenant may, with Landlord’s written consent, enter the Expansion Space fifteen (15) days prior to the ES Rent Commencement Date solely for the purpose of installing its data cabling, computer and telecommunications equipment in the Expansion Space as long as such entry will not interfere with the orderly construction and completion of the Expansion Space (hereinafter, “Tenant’s Work”). Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s written approval the scope of the Tenant’s Work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant agrees to indemnify, defend and hold harmless Landlord and any mortgagee, ground lessor or beneficiary of a deed of trust encumbering, secured by or affecting the Expansion Space or the Building, from and against any and settlements entered into or final judgments or costs (including, without limitation, reasonable attorneys’ fees and claims for worker’s compensation) of any nature whatsoever, arising out of or in connection with the Tenant’s Work (including, without limitation, claims for breach of warranty, personal injury or property damage).

9. During the course of construction, at Tenant’s expense, Tenant shall obtain or maintain public liability and worker’s compensation insurance, in amounts acceptable to Landlord, and which name Landlord and Tenant as parties insured from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of the Tenant’s Work.

10. Upon substantial completion of the Expansion Space in accordance with the Construction Drawings, Tenant waives any right or claim against Landlord for any cause directly or indirectly arising out of the condition of the Expansion Space, appurtenances thereto, improvements thereon, and equipment therein. Landlord shall not be liable for any latent or patent defects therein, except that Landlord warrants the Expansion Space against latent defects for a period of one (1) year from the date of substantial completion.

11. The Expansion Space shall be deemed “substantially completed” as of the date that all of the following conditions are satisfied:

(a) The Tenant Improvements have been substantially completed in accordance with the approved Construction Drawings (except for those punch list items referenced in Paragraph 12 below), such that Tenant can reasonably conduct business within the Expansion Space; and

(b) A certificate of occupancy and/or finalized building permit has been issued for the Expansion Space.

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12. Tenant shall inspect the Expansion Space immediately prior to occupancy and compile and furnish Landlord with a punch list of any missing or deficient Tenant Improvements. Landlord shall use commercially reasonable efforts to complete the corrective work noted in the punch list in a prompt, good and workman-like manner. Punch list corrections shall not delay the ES Rent Commencement Date, nor shall a delay in making corrections be grounds for a delay or reduction in any rent payments due Landlord.

13. All floor area calculations are from the centerline of the partitions and the outside line of the exterior and hall walls. No deduction is allowed for the columns, sprinkler risers, roof drains, or air conditioning units serving Tenant and located within the Expansion Space.

14. Landlord shall select the manufacturer and vendor of all building materials and equipment with respect to the Tenant Improvements and Tenant Extra Improvements to be constructed hereunder.

15. Notwithstanding anything to the contrary contained in the Amendment or this Work Letter, Landlord’s participation in the preparation of the Approved Space Plan and the Construction Drawings shall not constitute any representation or warranty, express or implied, that the Approved Space Plans or the Construction Drawings are in conformity with applicable governmental codes, regulations or rules. Tenant acknowledges and agrees that the Expansion Space are intended for use by Tenant and the specification and design requirements for the Tenant Improvements are not within the special knowledge or experience of Landlord.

16. Tenant shall not mortgage, grant a security interest in or otherwise encumber all or any portion of the Tenant Improvements or Tenant Extra Improvements.

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REDWOOD BUSINESS CENTER 1 LLC,				CYAN, INC., WHICH WILL DO
a California limited liability company				BUSINESS IN CALIFORNIA AS CYAN
CALIFORNIA, a Delaware corporation

By:	Redwood Technology Center, LLC
a California limited liability company
	Its: Manager and Sole Member			By:	/s/ Mark Floyd
				Name:	Mark Floyd
				Its:	CEO

	By:	G&W Ventures, LLC
a California limited liability company
Its: Manager

		By:	/s/ Matthew T. White
Matthew T. White, Manager

AMERIVINE TOWN CENTER, LLC, a California limited liability company

By:	Amerivine Inc.
a California corporation
Its: Sole Member

	By:	/s/ David F. Coleman
David F. Coleman
Its: President

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EXHIBIT B-1

Approved Space Plan

PARTIAL 2ND FL. REFLECTED CEILING PLAN

SECOND FLOOR PLAN

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EXHIBIT B-2

Tenant Improvement Finishes

1.	Carpet	Manufactured by Cambridge, “Rush Hour” 24 oz Select from Color Samples-Direct Glue Down Product	Throughout U.O.N. No Carpet Pad
2.	Base	Burke, 4” inch top set base, rubber. Color TBD	Throughout U.O.N.
3.	Doors	Solid wood core prefinished maple, 3’-0” x 8’ - 10”	As indicated on plans
4.	Frames	Western Integrated Materials, Inc or ICI Aluminum KD, clear anodized. Matching side light frames.	As indicated on plans
5.	Hardware	Manufactured by Schlage, latchset ND-Series, Sparta Design brushed chrome (Passage at all interior)	Lock on suite entrance
6.	Suspended Ceiling System	Standard 2’ x 4’ Grid, 2’ x 4’ Second Look Tile by Armstrong Cortega, White Tiles	Throughout U.O.N.
7.	Lighting Design /Build	2’x 4’ Parabolic Drop-in fixtures. Per approved Title 24 energy calculations	1 each per 110 usable square feet maximum
8.	Wall Finishes	Smooth Wall level 4 , one coat primer, two coats of Low Sheen paint	Throughout U.O.N. Color “TBD”
9.	Window Covering	Horizontal Mini-blinds: Levelor Contract grade is building standard. Exterior windows only	Exterior Windows only
10.	Vinyl Flooring	12”x12” Armstrong “Excelon” Standard Grade	As indicated on plans
11.	Electrical Power Design /Build

Duplex power receptacles: Wall mounted, Typical Office Conference Room, 3 dedicated circuits per 3000 sq ft for equipment.

Open Office Workstations: Ceiling J-Box only or wall J-Box for base feed to electrified furniture partition.

White or Ivory Color 2 duplex receptacles 4 duplex receptacles Zone Circuits per code as indicated on plans, or provision 3 (Three) Workstations per circuit
12.	Telephone/Data Rough Provisions and Trim Device

Combination telephone and data conduit stubbed above ceiling with ring and pull wire, wall mounted.

Typical Office and Conference Room Open Office Area Cubical Workstations.

Telecom Closet: Louvered Door, 1 120V dedicated outlet

Open wall ring only, tenant to provide trim device and terminations. 1 receptacle location. As indicated on plans, or feed to cubical clusters. 1 Sheet of Plywood for Phone System Mounting
13.	Glass Interior	Glass sidelight adjacent to interior door; 2’-0” wide.	Locations shown on space plan
14.	HVAC System Design /Build	Variable air volume system with economizer cycle. Zoning based on window and interior exposure.	1 zone approx 1500 sq ft Complete Air Balance
15.	Fire Sprinkler Design /Build	Recessed heads. Chrome or White depending on building standard. Center Tiles throughout	Throughout U.O.N.

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16.	Cabinets	Plastic laminate, Wilsonart or Nevamar with White or Black melamine interiors. 6 - 8 Ln Ft in Break Room	Upper and Lower, or as indicated on plans

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